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Exhibit 99.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take, you are recommended to seek your own financial advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser who, if you are resident in the United Kingdom, is authorised for the purposes of the Financial Services and Markets Act 2000 or, if you are resident in a territory outside the United Kingdom, is an appropriately authorised independent financial adviser.

If you have sold or otherwise transferred all of your Blackwell Publishing Shares, please forward this document, together with the accompanying documents, at once to the purchaser or transferee. However, such documents should not be forwarded, transmitted or distributed in, into or from any jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction. If you have sold or transferred part of your holding of Blackwell Publishing Shares, you should retain this document, and the accompanying documents, and inform the purchaser or transferee that you have received this document.

The distribution of this document in jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession this document comes should inform themselves about and observe any such jurisdictions. Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction.

This document should be read in conjunction with the accompanying Forms of Proxy.

BLACKWELL PUBLISHING SHAREHOLDERS SHOULD NOTE THAT THE PROPOSALS CONTAINED IN THIS DOCUMENT ARE NOT GOVERNED BY THE CITY CODE ON TAKEOVERS AND MERGERS.

Recommended Proposals for the acquisition of all
the issued share capital of

BLACKWELL PUBLISHING (HOLDINGS) LIMITED

by

WILEY EUROPE INVESTMENT HOLDINGS LIMITED

to be effected by a

Scheme of Arrangement

under section 425 of the Companies Act 1985

YOUR ATTENTION IS DRAWN TO THE LETTER FROM THE CHAIRMAN OF BLACKWELL PUBLISHING ON BEHALF OF THE BLACKWELL PUBLISHING DIRECTORS IN PART I OF THIS DOCUMENT, WHICH CONTAINS THE UNANIMOUS RECOMMENDATION OF THE BLACKWELL PUBLISHING DIRECTORS THAT BLACKWELL PUBLISHING SHAREHOLDERS VOTE IN FAVOUR OF THE SCHEME AT THE RESPECTIVE COURT MEETINGS (OR, IN THE CASE OF THE C SHAREHOLDER ONLY, HE APPROVE THE PASSING OF THE WRITTEN RESOLUTION), THAT THE B SHAREHOLDERS VOTE IN FAVOUR OF THE RESOLUTION TO BE PROPOSED AT THE CLASS MEETING AND THAT THE A SHAREHOLDERS AND THE B SHAREHOLDERS VOTE IN FAVOUR OF THE RESOLUTION TO BE PROPOSED AT THE EGM. A LETTER FROM JPMORGAN CAZENOVE EXPLAINING THE SCHEME APPEARS IN PART II OF THIS DOCUMENT.

Your attention is also drawn to the notices convening the Court Meetings, the Class Meeting and the EGM set out in Parts X, XI and XII of this document and, in the case of the holder of the C Shares only, the Written Resolution enclosed with this document. The Meetings will be held at the offices of Blackwell Publishing at 9600 Garsington Road, Oxford OX4 2DQ on 22 December 2006. The Court Meetings will start at 10.30 a.m., 10.35 a.m. and 10.40 a.m. respectively (or, in the case of the latter two Court Meetings, as soon thereafter as the preceding Court Meeting has been concluded or adjourned). The Class Meeting will start at 10.45 a.m. (or as soon thereafter as the final Court Meeting has been concluded or adjourned). The EGM will start at 10.50 a.m. (or as soon thereafter as the Class Meeting has been concluded or adjourned).

The action to be taken by Blackwell Publishing Shareholders in respect of the Meetings is set out on page 5 of this document. Whether or not you plan to attend any or all of the Meetings, PLEASE COMPLETE AND SIGN the enclosed Forms of Proxy and return them in accordance with the instructions printed thereon as soon as possible but, in any event, so as to be received by post or, during normal business hours, by hand, not later than 48 hours before the relevant Meeting (or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned Meeting). If a Form of Proxy for use at a Court Meeting is not lodged by then, it may be handed to the Chairman at the relevant Court Meeting before the taking of a poll at that Court Meeting. However, in the case of the Class Meeting and EGM, unless the relevant Form of Proxy is lodged so as to be received no later than 48 hours before the relevant Meeting, it will be invalid. The completion and return of a Form of Proxy will not prevent you from attending and voting at the Court Meetings, the Class Meeting or at the EGM, or at any adjournment thereof, in person should you wish to do so. In the case of the C Shareholder only, PLEASE COMPLETE AND SIGN the Written Resolution and return it in accordance with the instructions printed thereon as soon as possible but, in any event, so as to be received by post or, during normal business hours, by hand, not later than 48 hours before the time scheduled for the Court Meeting of the A Shareholders (or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned Meeting).

JPMorgan Cazenove, which is authorised and regulated in the United Kingdom for the conduct of investment business by the Financial Services Authority, is acting exclusively for Blackwell Publishing and no one else in connection with the Proposals and will not be responsible to anyone other than Blackwell Publishing for providing the protections afforded to clients of JPMorgan Cazenove or for providing advice in relation to the Proposals.

Some words and terms used in this document are defined in Part IX of this document. All times referred to in this document are London times unless otherwise stated.

IMPORTANT NOTICE

This document does not constitute an offer or an invitation to purchase or subscribe for any securities or a solicitation of an offer to buy any securities pursuant to this document or otherwise in any jurisdiction in which such offer or solicitation is unlawful. This document and the accompanying documents have been prepared in connection with a proposal in relation to a scheme of arrangement pursuant to and for the purpose of complying with English law and information disclosed may not be the same as that which would have been prepared in accordance with the laws of jurisdictions outside England. Nothing in this document or the accompanying documents should be relied on for any other purpose. BLACKWELL PUBLISHING SHAREHOLDERS SHOULD NOTE THAT THE PROPOSALS CONTAINED IN THIS DOCUMENT ARE NOT GOVERNED BY THE CITY CODE ON TAKEOVERS AND MERGERS.

The distribution of this document in jurisdictions outside the United Kingdom may be restricted by law and therefore persons into whose possession this document comes should inform themselves about and observe such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. Further details in relation to Overseas Shareholders are contained in paragraph 13 of Part II of this document. All Blackwell Publishing Shareholders or other persons (including nominees, trustees and custodians) who would otherwise intend to, or may have a contractual or legal obligation to, forward this document and the accompanying Forms of Proxy to a jurisdiction outside the United Kingdom should refrain from doing so and seek appropriate professional advice before taking any action.

No person has been authorised to make any representations on behalf of Wiley Europe or Blackwell Publishing concerning the Proposals which are inconsistent with the statements contained in this document and any such representations, if made, may not be relied upon as having been so authorised.

The summary of the principal provisions of the Scheme contained in Part I and Part II of this document is qualified in its entirety by reference to the Scheme itself, the full text of which is set out in Part VI of this document. Each Blackwell Publishing Shareholder is advised to read and consider carefully the text of the Scheme itself. This document and, in particular, the letter from the Chairman of Blackwell Publishing (Part I of this document) and the Explanatory Statement (Part II of this document) have been prepared solely to assist Blackwell Publishing Shareholders in respect of voting on the Scheme at the Court Meetings (or, in the case of the C Shareholder only, in respect of approving the passing of the Written Resolutions) and, to the extent they are so entitled, voting on the resolutions to be proposed at the Class Meeting and the EGM.

Blackwell Publishing Shareholders should not construe the contents of this document as legal, tax or financial advice, and should consult with their own advisers as to the matters described herein.

The statements contained in this document are made as at the date of this document, unless some other time is specified in relation to them, and service of this document shall not give rise to any implication that there has been no change in the facts set forth herein since such date. Nothing contained in this document shall be deemed to be a forecast, projection or estimate of the future financial performance of Wiley Europe or Blackwell Publishing or the enlarged Wiley Group.

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

Event	Time and/or date
Latest time for lodging(1):
the blue Form of Proxy for use at the Court Meeting of the A Shareholders	10.30 a.m.on 20 December 2006
the yellow Written Resolution	10.30 a.m.on 20 December 2006
the green Form of Proxy for use at the Court Meeting of the B Shareholders	10.35 a.m.on 20 December 2006
the orange Form of Proxy for use at the Court Meeting of the Subscriber Shareholders	10.40 a.m.on 20 December 2006
the white Form of Proxy for use at the Class Meeting	10.45 a.m.on 20 December 2006(2)
the pink Form of Proxy for use at the Extraordinary General Meeting	10.50 a.m.on 20 December 2006(3)
Voting Record Time	5.00 p.m. on 20 December 2006(4)
Court Meeting of the A Shareholders	10.30 a.m.on 22 December 2006
Court Meeting of the B Shareholders	10.35 a.m.on 22 December 2006(5)
Court Meeting of the Subscriber Shareholders	10.40 a.m.on 22 December 2006(6)
Class Meeting	10.45 a.m.on 22 December 2006(7)
Extraordinary General Meeting	10.50 a.m.on 22 December 2006(8)
Court Hearing Date	19 January 2007(8)
Scheme Record Time	5.00 p.m. on 19 January 2007(9)
Effective Date	22 January 2007(9)
Latest date of despatch of cheques in respect of Consideration	24 January 2007(9)

Notes:

(1)
The relevant Forms of Proxy for the Court Meetings, if not lodged by these deadlines, may be handed to the Chairman at the relevant Court Meeting at any time before the taking of a poll at that Court Meeting.

(2)
The white Form of Proxy for the Class Meeting must be lodged by this deadline (or, if the Class Meeting is adjourned, not later than 48 hours before the time fixed for the holding of the adjourned Class Meeting) in order to be valid.

(3)
The pink Form of Proxy for the EGM must be lodged by this deadline (or, if the EGM is adjourned, not later than 48 hours before the time fixed for the holding of the adjourned EGM) in order to be valid.

(4)
If any of the Court Meetings, the Class Meeting or the EGM are adjourned, the Voting Record Time of the adjourned Meeting(s) will be 5.00 p.m on the second day before the day fixed for the adjourned Meeting.

(5)
The Court Meeting of the B Shareholders will commence at 10.35 a.m. on 22 December 2006 or as soon thereafter as the Court Meeting of the A Shareholders has been concluded or adjourned.

(6)
The Court Meeting of the Subscriber Shareholders will commence at 10.40 a.m. on 22 December 2006 or as soon thereafter as the Court Meeting of the B Shareholders has been concluded or adjourned.

(7)
The Class Meeting will commence at 10.45 a.m. on 22 December 2006 or as soon thereafter as the last of the Court Meetings has been concluded or adjourned.

(8)
The EGM will commence at 10.50 a.m. on 22 December 2006 or as soon thereafter as the Class Meeting has been concluded or adjourned.

(9)
These dates are indicative only and will depend, amongst other things, on the date upon which the Conditions are either satisfied or waived and the dates upon which the Court sanctions the Scheme and confirms the associated Capital Reduction and the Court Order is delivered to the Registrar of Companies and, in respect of the Capital Reduction, is registered by the Registrar of Companies.

The Court Meetings, the Class Meeting and the EGM will be held at the offices of Blackwell Publishing at 9600 Garsington Road, Oxford OX4 2DQ on 22 December 2006.

The dates given are based on Blackwell Publishing's current expectations and may be subject to change. If the expected date of the Court Hearing changes, Blackwell Publishing will give adequate notice of the change in writing to each Blackwell Publishing Shareholder.

ACTION TO BE TAKEN

The Court Meetings, the Class Meeting and the EGM will be held at the offices of Blackwell Publishing at 9600 Garsington Road, Oxford OX4 2DQ on 22 December 2006. The Proposals require the approval of the Scheme at each of the Court Meetings, the approval of the passing of the Written Resolution and the passing of the resolutions proposed at the Class Meeting and the EGM.

Please check you have received the following with this document:

  •
  in the case of A Shareholders only, a blue Form of Proxy for use at the Court Meeting of the A Shareholders at 10.30 a.m. on 22 December 2006;

  •
  in the case of B Shareholders only, a green Form of Proxy for use at the Court Meeting of the B Shareholders at 10.35 a.m. (or as soon thereafter as the Court Meeting of the A Shareholders has been concluded or adjourned) on 22 December 2006;

  •
  in the case of Subscriber Shareholders only, an orange Form of Proxy for use at the Court Meeting of the Subscriber Shareholders at 10.40 a.m. (or as soon thereafter as the Court Meeting of the B Shareholders has been concluded or adjourned) on 22 December 2006;

  •
  in the case of the B Shareholders only, a white Form of Proxy for use at the Class Meeting at 10.45 a.m. (or as soon thereafter as the last of the Court Meetings has been concluded or adjourned) on 22 December 2006;

  •
  in the case of A Shareholders and B Shareholders only, a pink Form of Proxy for use in respect of the EGM at 10.50 a.m. (or as soon thereafter as the Class Meeting has been concluded or adjourned) on 22 December 2006;

  •
  in the case of the C Shareholder only, the yellow Written Resolution; and

  •
  a reply-paid envelope for use in the United Kingdom.

To vote on the Proposals:

Whether or not you plan to attend any or all of the Meetings, PLEASE COMPLETE AND SIGN the enclosed Forms of Proxy and return them in accordance with the instructions printed thereon as soon as possible but, in any event, so as to be received by post or, during normal business hours, by hand, not later than 48 hours before the relevant Meeting (or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned Meeting). This will enable your votes to be counted at the Meetings in the event of your absence. If a Form of Proxy for use at a Court Meeting is not lodged by then, it may be handed to the Chairman at the relevant Court Meeting before the taking of a poll at that Court Meeting. However, in the case of the Class Meeting and EGM, unless the relevant Form of Proxy is lodged so as to be received no later than 48 hours before the relevant Meeting, it will be invalid. In the case of the C Shareholder only, PLEASE COMPLETE AND SIGN the Written Resolution and return it in accordance with the instructions printed thereon as soon as possible but, in any event, so as to be received by post or, during normal business hours, by hand, not later than 48 hours before the time scheduled for the Court Meeting of the A Shareholders (or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned Meeting).

IT IS IMPORTANT THAT, FOR THE COURT MEETINGS, AS MANY VOTES AS POSSIBLE ARE CAST SO THAT THE COURT MAY BE SATISFIED THAT THERE IS A FAIR AND REASONABLE REPRESENTATION OF THE OPINION OF SCHEME SHAREHOLDERS. YOU ARE THEREFORE STRONGLY URGED TO SIGN AND RETURN YOUR FORMS OF PROXY AS SOON AS POSSIBLE.

The completion and return of a Form of Proxy will not prevent you from attending and voting at a Court Meeting, at the Class Meeting or at the EGM, or any adjournment thereof, in person should you wish to do so.

PART I

LETTER FROM THE CHAIRMAN OF BLACKWELL PUBLISHING

Directors:
Nigel Blackwell (Chairman)
René Olivieri (Chief Executive Officer)
Robert Campbell (President)
Christopher Hall (Chief Financial Officer)
Philip Blackwell (Non-Executive)
Dr Nicola Quinnen (Non-Executive)
Dr Alan James Munro (Non-Executive)
David Ure (Non-Executive)	Blackwell Publishing 9600 Garsington Road Oxford OX4 2DQ

Incorporated in England with registered number 3162848

28 November 2006

To: All Blackwell Publishing Shareholders and, for information only, to participants in the Blackwell Publishing Share Schemes

Dear Blackwell Publishing Shareholder

RECOMMENDED PROPOSALS FOR THE ACQUISITION OF BLACKWELL PUBLISHING
BY WILEY EUROPE

1.     INTRODUCTION

The Blackwell Publishing Board and the Wiley Europe Board have reached agreement on the terms of a recommended proposal for the acquisition by Wiley Europe of the entire issued share capital of Blackwell Publishing. The Acquisition values the issued share capital of Blackwell Publishing at approximately £564.6 million.

The Acquisition is to be implemented by means of a scheme of arrangement under section 425 of the Companies Act involving a reduction of capital under section 135 of the Companies Act. The Scheme (and the reduction of capital involved in it) requires the approval of the Blackwell Publishing Shareholders and the approval of the Court.

This letter sets out and explains the background to the Proposals and the reasons why the Directors are recommending that Blackwell Publishing Shareholders vote in favour of the Scheme at the Court Meetings (or, in the case of the C Shareholder only, approve the passing of the Written Resolution) and vote in favour of the resolutions to be proposed at the Class Meeting and the EGM. This document contains details of the Proposals and notices of the Meetings at which the Proposals will be put to the Blackwell Publishing Shareholders.

2.     THE PROPOSALS

The Acquisition will be effected by means of a scheme of arrangement under section 425 of the Companies Act between Blackwell Publishing and the Blackwell Publishing Shareholders. The Scheme is subject to the Conditions set out in Part III of this document.

If the Scheme becomes Effective, Scheme Shareholders will be entitled to receive:

for each A Share	£353.07 in cash
for each B Share	£89.95 in cash
for each C Share	£89.95 in cash
for each Subscriber Share	£1.00 in cash

Your attention is drawn to (i) the Explanatory Statement set out in Part II of this document which gives details about the Proposals, (ii) the conditions to the Scheme set out in Part III of this document and (iii) the additional information set out in Parts IV to VIII of this document.

3.     BACKGROUND TO AND REASONS FOR RECOMMENDING THE PROPOSALS

The merger of Blackwell Publishing Limited and Blackwell Science Limited in July 2001, combined two leading books and journals publishers to create Blackwell Publishing, the largest independent publisher for scholarly societies. Since 2001, the Directors believe the commitment and dedication of the Blackwell Publishing management team and employees has built an exceptional business and brand that now publishes over 800 journal titles annually and has more than 6,000 books in print. Revenue in 2005 was approximately £210 million and operating profit in 2005 was approximately £35.4 million.

The Blackwell Publishing Board has always given careful consideration to the opportunities available for maximising value for Blackwell Publishing Shareholders and has concluded that a combination of Blackwell Publishing and Wiley Europe offers a compelling opportunity for all Blackwell Publishing Shareholders. The Proposals will bring together two of the world's leading academic and professional publishers and the Directors consider that it represents a rare opportunity with favourable, long-term strategic benefits.

The Directors believe the complementary strength and cultures of Blackwell Publishing and the Wiley Group offer great opportunities for all of Blackwell Publishing's customers, partners and employees. The merged businesses and their customers will benefit from the enhanced scale of the organisation and improved access to the best technology and publishing practices, whilst retaining the highest standards of cultural and ethical behaviour that Blackwell Publishing's customers have come to expect.

The Acquisition values the issued share capital of Blackwell Publishing at approximately £564.6 million. The Directors consider that this represents excellent value for Blackwell Publishing Shareholders and reflects Blackwell Publishing's market position, strong brand and attractive prospects in combination with Wiley Europe.

4.     UNDERTAKINGS TO VOTE IN FAVOUR OF THE SCHEME

Directors who hold Blackwell Publishing Shares (being Nigel Blackwell, Philip Blackwell, René Olivieri and Robert Campbell) and Julian Blackwell have given irrevocable undertakings pursuant to which, amongst other things, they each undertake to vote such Blackwell Publishing Shares in favour of the Scheme at the Court Meetings (or, in the case of René Olivieri only, to approve the passing of the Written Resolution) and in favour of the resolutions to be proposed at the Class Meeting and the EGM. In aggregate, Wiley Europe has therefore received irrevocable undertakings which represent, in aggregate:

(i)
200,226 A Shares (representing approximately 83.47 per cent. of the issued A Shares);

(ii)
1,667,993 B Shares (representing approximately 32.48 per cent. of the issued B Shares);

(iii)
200,000 C Shares (representing 100 per cent. of the issued C Shares); and

(iv)
two Subscriber Shares (representing 100 per cent. of the issued Subscriber Shares)

which, in aggregate, represent approximately 37.09 per cent. of Blackwell Publishing's issued share capital.

5.     DIRECTORS, MANAGEMENT AND EMPLOYEES

Wiley Europe has advised the Directors that it attaches great importance to the skills and experience of the existing management and employees of Blackwell Publishing and believes that opportunities for them should be enhanced in the combined Blackwell Publishing and Wiley Europe group. Accordingly, Wiley Europe has given assurances to the Directors that, upon the Scheme becoming Effective, the existing contractual employment rights of management and employees of the Blackwell Publishing Group will be safeguarded.

6.     BLACKWELL PUBLISHING SHARE SCHEMES

Information relating to the effect of the Proposals on participants in the Blackwell Publishing Share Schemes is set out in paragraph 10 of the Explanatory Statement set out in Part II of this document.

7.     PENSIONS

Wiley Europe recognises the value and importance of defined benefit pension arrangements for employees. It has therefore advised the Directors that it is committed to continuing a defined benefit pension scheme for existing employees of Blackwell Publishing who are currently members of the Blackwell's Pension Fund following the Effective Date (including in respect of all accrued benefits up to the Effective Date).

As part of the Proposals, steps are being taken to separate the Blackwell Publishing pension assets and liabilities from the Blackwell's Pension Fund (which is shared with Blackwell Limited and in which Blackwell Publishing is currently a participating employer). Blackwell Publishing will exit as a participating employer under the Blackwell's Pension Fund by way of an "approved withdrawal arrangement" (the "AWA"). Within 14 days after the Effective Date Blackwell Publishing will make a payment to the Blackwell's Pension Fund of approximately £21 million.

Further to this arrangement, all current employees of Blackwell Publishing who are members of the Blackwell's Pension Fund will have their accrued benefits transferred to a new pension scheme (the "New Scheme") and, thereafter, all contributions will be paid into the New Scheme. The New Scheme will be established by Wiley Europe to provide future pension benefits to the Blackwell Publishing members on a defined benefit basis and will also include all Blackwell Publishing deferred and pensioner members who are currently members of the Blackwell's Pension Fund. Following the bulk transfer of the Blackwell Publishing pension assets and liabilities to the New Scheme, Blackwell Publishing will make a further payment into the New Scheme, in order to top up the New Scheme on an FRS 17 basis (based on an estimated FRS17 figure made by the actuary of the Blackwell's Pension Fund as at 31 August 2006), of £11.5 million.

8.     INDUCEMENT FEE AGREEMENT

Under the terms of the Transaction Co-operation Agreement, Blackwell Publishing has agreed to pay Wiley Europe an inducement fee (exclusive of value added tax, if any, payable thereon) equal to one per cent. of the value of the Consideration if:

(i)
the Meetings have not been held prior to 31 March 2007 in circumstances in which:

(a)
Conditions 5, 6 and 8 (as set out in Schedule 2 of the Transaction Co-operation Agreement and repeated in Part III of this document) have each been satisfied prior to 31 March 2007 and none of Conditions 7, 9 and 10 has been invoked on 12.01 a.m. on 31 March 2007;

(b)
the Transaction Co-operation Agreement has not been terminated by mutual written consent of the parties thereto or by Blackwell Publishing if Wiley Europe is in material breach thereof or if Wiley Europe is not or ceases to be a wholly owned subsidiary undertaking of Wiley or if Condition 8 (as set out in Schedule 2 of the Transaction Co-operation Agreement and represented in Part III of this document) is not satisfied as a result of non-compliance by Wiley Europe of its obligations pursuant thereto; and

(c)
Wiley Europe is not in material breach of the Transaction Co-operation Agreement; or

(ii)
the Blackwell Publishing Shareholders do not approve the resolutions proposed at the Class Meeting and the EGM; or

(iii)
the Directors resolve that (i) to seek the Court Order following the approval of the Scheme at the Court Meetings, the passing of the Written Resolution and the passing of the resolutions to be proposed at the Class Meeting and the EGM; (ii) to register the Court Order with the Registrar of Companies following the grant of the same; or (iii) following the Meetings, to procure that Conditions 3 to 6 (inclusive) and 8 (as set out in Schedule 2 of the Transaction Co-operation Agreement and repeated in Part III of this document) or otherwise to implement the Acquisition would constitute a breach of their fiduciary duties as Directors and the Scheme does not become Effective.

9.     UNITED KINGDOM TAXATION

A summary of relevant UK taxation, which is intended as a general guide only, is set out in Part VII of this document. If you are in any doubt as to your tax position, or you are subject to taxation in any jurisdiction other than the UK, you are strongly advised to consult an appropriate independent professional adviser.

10.   ACTION TO BE TAKEN

Your attention is drawn to paragraph 16 of Part II of this document, which explains the action you should take in relation to the Proposals.

Please read carefully the remainder of this document, including the letter from JPMorgan Cazenove set out in Part II of this document. Please note that the information contained in this letter is not a substitute for reading the remainder of this document.

Overseas Shareholders should refer to paragraph 13 of Part II of this document. Details relating to settlement are included in paragraph 15 of Part II of this document.

If you have any questions relating to this document or the completion and return of the Forms of Proxy, the Written Resolution, please call René Olivieri or Robert Campbell on 01865 776868 (or, if you are calling from outside the United Kingdom, +44 1865 776868) between 9.00 a.m. and 5.30 p.m. Monday to Friday (public holidays excepted). Please note that calls to this number may be monitored or recorded and no advice on the merits of the Proposals nor any financial or taxation advice can be given.

IT IS IMPORTANT THAT, FOR THE COURT MEETINGS, AS MANY VOTES AS POSSIBLE ARE CAST SO THAT THE COURT MAY BE SATISFIED THAT THERE IS A FAIR AND REASONABLE REPRESENTATION OF THE OPINION OF SCHEME SHAREHOLDERS. YOU ARE THEREFORE STRONGLY URGED TO SIGN AND RETURN YOUR FORMS OF PROXY AS SOON AS POSSIBLE.

11.   FURTHER INFORMATION

Your attention is drawn to the letter from JPMorgan Cazenove set out in Part II of this document. The terms of the Scheme are set out in Part III of this document. Your attention is also drawn to the further information contained in this document and, in particular, the Conditions set out in Part III of this document, the financial information on Blackwell Publishing set out in Part IV of this document, the additional information set out in Part V of this document and the information on UK taxation set out in Part VII of this document.

12.   RECOMMENDATION

The Directors, having been advised by JPMorgan Cazenove, consider the terms of the Acquisition to be fair and reasonable. In providing its advice to the Directors, JPMorgan Cazenove has taken account of the commercial assessments of the Directors.

The Directors believe that the terms of the Acquisition are in the best interests of Blackwell Publishing Shareholders as a whole and, accordingly, unanimously recommend Blackwell Publishing Shareholders to vote in favour of the Scheme at the Court Meetings (or, in the case of René Olivieri only, approve the passing of the Written Resolution) and vote in favour of the resolutions to be proposed at the Class Meeting and the Extraordinary General Meeting. The Directors who hold Blackwell Publishing Shares have irrevocably undertaken to vote in favour of the Scheme and the resolutions to be proposed at the Class Meeting and the Extraordinary General Meeting in respect of their own beneficial holdings of Blackwell Publishing Shares. Taken together, the holdings of the Directors who hold Blackwell Publishing Shares represent approximately 51.47 per cent. of the A Shares, 17.61 per cent. of the B Shares, 100 per cent. of the C Shares and 50 per cent. of the Subscriber Shares.

Yours faithfully
Nigel Blackwell
 Chairman

PART II

EXPLANATORY STATEMENT

(in compliance with section 426 of the Companies Act)

28 November 2006

To: Blackwell Publishing Shareholders and, for information only, to participants in the Blackwell Publishing Share Schemes

Dear Blackwell Publishing Shareholder

RECOMMENDED PROPOSALS FOR THE ACQUISITION OF BLACKWELL PUBLISHING BY WILEY EUROPE

1.     INTRODUCTION

The Blackwell Publishing Board and the Wiley Europe Board have reached agreement on the terms of a recommended proposal for the acquisition by Wiley Europe of the entire issued share capital of Blackwell Publishing. The Acquisition values the issued share capital of Blackwell Publishing at approximately £564.6 million.

The Acquisition is to be implemented by means of a scheme of arrangement under section 425 of the Companies Act involving a reduction of capital under section 135 of the Companies Act. The Scheme (and the reduction of capital involved in it) requires the approval of the Blackwell Publishing Shareholders and the approval of the Court.

This letter sets out and explains the provisions of the Scheme. The Scheme is set out in full in Part VI of this document. Your attention is drawn to the Conditions set out in Part III of this document and the additional information set out in Part V of this document.

The Blackwell Publishing Directors have been advised by JPMorgan Cazenove in connection with the Proposals. JPMorgan Cazenove has been authorised by the Blackwell Publishing Directors to write to you to explain the Proposals and to provide you with other relevant information. Statements made in this letter which refer to the reasons for the Proposals, the background to the recommendation of the Blackwell Publishing Directors, information concerning the business of Blackwell Publishing and intentions and expectations regarding Blackwell Publishing reflect the views of the Blackwell Publishing Directors.

In giving its advice, JPMorgan Cazenove is advising Blackwell Publishing and the Blackwell Publishing Directors in relation to the Proposals and is not acting for any Blackwell Publishing Shareholders in relation to the Proposals. JPMorgan Cazenove will not be responsible to any such person for providing the protections afforded to its clients or for advising any such person in relation to the Proposals.

The interests (for the purposes of Part X of the Companies Act) of the Blackwell Publishing Directors in the share capital of Blackwell Publishing are set out in paragraph 3.1 of Part V of this document.

2.     RECOMMENDATION

Your attention is drawn to the letter from the Chairman of Blackwell Publishing on behalf of the Blackwell Publishing Directors set out in Part I of this document, which forms part of this Explanatory Statement and which contains the background to and reasons for the Blackwell Publishing Directors' recommendation to vote in favour of the Acquisition and which states that the Blackwell Publishing Directors, who have been advised by JPMorgan Cazenove, consider the terms of the Acquisition to be fair and reasonable.

In providing its advice to the Blackwell Publishing Directors, JPMorgan Cazenove has taken into account the commercial assessment of the Blackwell Publishing Directors.

The Blackwell Publishing Directors believe that the terms of the Acquisition are in the best interests of Blackwell Publishing Shareholders as a whole and, accordingly, unanimously recommend Blackwell Publishing Shareholders to vote in favour of the Scheme at the Court Meetings (or, in the case of René Olivieri only, approve the passing of the Written Resolution) and vote in favour of the resolutions to be proposed at the Class Meeting and the Extraordinary General Meeting. Blackwell Publishing Directors who hold Blackwell Publishing Shares have irrevocably undertaken to vote in favour of the Scheme at the Court Meetings (or, in the case of René Olivieri only, to approve the passing of the Written Resolution) and in favour of the resolutions to be proposed at the Class Meeting and the Extraordinary General Meeting in respect of their own beneficial holdings of Blackwell Publishing Shares. Taken together, the holdings of the Blackwell Publishing Directors who hold Blackwell Publishing Shares represent approximately 51.47 per cent. of the A Shares, 17.61 per cent. of the B Shares, 100 per cent. of the C Shares and 50 per cent. of the Subscriber Shares.

3.     THE ACQUISITION

The Acquisition will be effected by means of a scheme of arrangement under section 425 of the Companies Act between Blackwell Publishing and the Blackwell Publishing Shareholders. The Scheme involves a reduction of capital providing for the cancellation of all of the Existing Blackwell Publishing Shares as more particularly described in paragraph 5 of this Part II.

In accordance with the terms of the Scheme, Scheme Shareholders will receive:

for each A Share	£353.07 in cash
for each B Share	£89.95 in cash
for each C Share	£89.95 in cash
for each Subscriber Share	£1.00 in cash

The Acquisition values the issued share capital of Blackwell Publishing at approximately £564.6 million.

Your decision as to whether to vote in favour of the Scheme at the Court Meetings (or, in the case of the C Shareholder only, approve the passing of the Written Resolution) and vote in favour of the resolutions to be proposed at the Class Meeting and the EGM will depend on your individual circumstances, including your tax position. If you are in any doubt as to the action you should take, you are urged to seek your own independent financial advice.

If it becomes effective, the Scheme will be binding on all Scheme Shareholders, including those Scheme Shareholders who did not vote, or who voted against it, at the Meetings or who could not be traced.

4.     BACKGROUND TO, AND REASONS FOR, THE ACQUISITION

The Acquisition provides the opportunity for the Wiley Group and the Blackwell Publishing Group to create a leading global publishing firm with combined sales of approximately £800 million. The combination of Wiley Group and the Blackwell Publishing Group provides a number of significant advantages:

(a)
Strong cultural fit

(i)
Both Wiley and Blackwell Publishing have benefited from a strong family influence from the time they were founded, Wiley in the early 19th century and Blackwell Publishing in the early 20th century. Both families have emphasised cultural, inter-personal and educational values, as well as financial responsibility;

(ii)
Both Wiley and Blackwell Publishing have developed long term relationships with authors, societies and customers, some reaching back over 50 years; and

(iii)
Both Wiley and Blackwell Publishing have a record of outstanding employment practices. Wiley, for instance, has been selected as one of FORTUNE'S 100 Best Companies to Work For for 2 years in a row.

(b)
Enhanced strategic positioning

(i)
There is little overlap in the publication lists of Wiley and Blackwell Publishing. The subject areas are complementary and both Wiley and Blackwell Publishing emphasise the high quality of their titles and have achieved high impact factors for many of their journals and strong ISI rankings for their programs;

  (ii)
  The geographic presence of Wiley and Blackwell Publishing matches perfectly with each having offices in the United Kingdom, the US, Germany, Australia and Singapore. Revenues for Wiley and Blackwell Publishing are spread internationally;

  (iii)
  The combination of Wiley and Blackwell Publishing will enable the application of the best practices and expertise of each being applied to much larger businesses; and

  (iv)
  The strengths of each of Wiley and Blackwell Publishing in areas such as technology and outsourcing and offshoring will drive benefits in areas such as Internet delivery platforms and the sourcing of production and support services in Asia.

(c)
Strong financial logic

(i)
The merger of Wiley and Blackwell Publishing will provide an opportunity to enjoy economies of scale and investment in critical competitive areas such as client services and technology development;

(ii)
The combined Wiley and Blackwell Publishing group will be more diversified than either on its own with the addition of Wiley's higher education and trade businesses and Blackwell Publishing's leading society publishing business; and

(iii)
Blackwell Publishing's business and Wiley's scientific, technical and medical business are of a very similar size which will facilitate a merger of two organisations of similar strength.

5.     STRUCTURE OF THE ACQUISITION

The Acquisition will be effected by way of the Scheme. The Scheme is an arrangement made between Blackwell Publishing and the Scheme Shareholders under section 425 of the Companies Act subject to the approval of the Court. The Acquisition involves an application by Blackwell Publishing to the Court to sanction the Scheme and confirm the related Capital Reduction, in consideration for which Scheme Shareholders will receive cash on the basis set out in paragraph 3 of this Part II. The cancellation of the Scheme Shares and the subsequent issue of the New Blackwell Publishing Shares to Wiley Europe provided for in the Scheme will result in Blackwell Publishing becoming a wholly owned subsidiary undertaking of Wiley Europe.

Save for the issue of the New Blackwell Publishing Shares to Wiley Europe pursuant to the Scheme, Blackwell Publishing will not issue any shares after the Scheme Record Time until the Scheme has become Effective.

The terms of the cancellation and issue of shares in the capital of Blackwell Publishing are set out in Clause 1 of the Scheme contained in Part VI of this document and in the special resolution set out in the notice of EGM contained in Part XI of this document.

6.     THE COURT MEETINGS, THE WRITTEN RESOLUTION, THE CLASS MEETING, THE EGM AND THE COURT HEARING

Before the Court's approval can be sought, the Scheme will require approval by the Blackwell Publishing Shareholders at the Court Meetings (or, in the case of the C Shareholder only, by the approval of the passing of the Written Resolution), the passing of the resolution to be proposed at the EGM by the A Shareholders and the B Shareholders and the approval of the B Shareholders at the Class Meeting of the variation to the class rights of the B Shares envisaged by the resolution to be proposed at the EGM. Notices of the Meetings are set out in Parts X, XI and XII of this document and, in the case of the C Shareholder only, the Written Resolution is enclosed with this document. Blackwell Publishing Shareholders' entitlement to attend and vote at the Meetings and the number of votes which may be cast at them will be determined by reference to their holding of Blackwell Publishing Shares as shown in the register of members of Blackwell Publishing at the Voting Record Time or, if such Meetings are adjourned, on the register of members 48 hours before the relevant adjourned Meeting.

(a)
The Court Meetings

  You will find set out in Part X of this document the notice of the Court Meetings which have been convened for 10.30 a.m., 10.35 a.m. and 10.40 a.m. respectively (or, in the case of the latter two Court Meetings, as soon thereafter as the preceding Court Meeting has been concluded or adjourned) at the offices of Blackwell Publishing at 9600 Garsington Road, Oxford OX4 2DQ on 22 December 2006 at the direction of the Court for the purpose of considering and, if thought fit, approving the Scheme.

  At each of the Court Meetings, voting will be by poll and not a show of hands and each member present in person or by proxy will be entitled to one vote for each Scheme Share held. The approval required at each of the Court Meetings is a majority in number of the holders of the class of Blackwell Publishing Shares to which that Court Meeting relates representing 75 per cent. or more in nominal value of the relevant class of the Scheme Shares present and voting, either in person or by proxy, at that Court Meeting.

  Blackwell Publishing Shareholders have the right to raise any objections they may have to the Scheme at the Court Meetings.

  It is especially important that as many votes as possible are cast (whether in person or by proxy) at each of the Court Meetings so that the Court can be satisfied that there is a fair representation of the opinion of Blackwell Publishing Shareholders. You are therefore strongly urged to complete and sign the enclosed Forms of Proxy as soon as possible, and, in any event so as to be received by post or, during normal business hours, by hand, not later than 48 hours before the relevant Court Meeting (or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of such adjourned Court Meeting). If a Form of Proxy for use at a Court Meeting is not lodged by then, it may be handed to the Chairman at the relevant Court Meeting before the taking of a poll at that Court Meeting.

(b)
The Written Resolution

  In the case of the C Shareholder only, the Written Resolution is enclosed with this document. The purpose of the Written Resolution is to enable the C Shareholder to approve the Scheme without the need to hold a Court Meeting in respect of the C Shares. This approach has been taken because there is only one C Shareholder (being René Olivieri) and therefore it is unnecessary for the consent of that person to be obtained in a Court Meeting.

  The C Shareholder is urged to complete and sign the Written Resolution as soon as possible, and, in any event so as to be received by post or, during normal business hours, by hand, not later than 48 hours before the time scheduled for the Court Meeting of the A Shareholders (or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of such adjourned Court Meeting).

(c)
The Class Meeting

  In addition to the Court Meetings, the Class Meeting has been convened for the same date as the Court Meetings at the offices of Blackwell Publishing at 9600 Garsington Road, Oxford OX4 2DQ at 10.45 a.m. (or, as soon thereafter as the last of the Court Meetings has been concluded or adjourned) to consider and, if thought fit, approve the variation to the class rights of the B Shares envisaged by the resolution to be proposed at the EGM. Details of the resolution to be proposed at the EGM are set out in paragraph 6(d) of this Part II.

  At the Class Meeting, voting will be on a show of hands unless a poll is demanded. The Chairman reserves his right to demand that the vote of the B Shareholders be held by way of a poll and, in such event, each B Shareholders present in person or by proxy will be entitled to one vote for each B Share held. The approval required at the Class Meeting is a majority of not less than 75 per cent. of the B Shareholders who vote, either in person or by proxy, at the Class Meeting.

  The notice of the Class Meeting is set out in Part XI of this document. The quorum for the Class Meeting will be two or more B Shareholders representing at least one-third in nominal value of the B Shares present in person or by proxy.

(d)
The EGM

  In addition to the Court Meetings and the Class Meeting, the EGM has been convened for the same date as the Court Meetings and the Class Meeting at the offices of Blackwell Publishing at 9600 Garsington Road, Oxford OX4 2DQ at 10.50 a.m (or, as soon thereafter as the Class Meeting has been concluded or adjourned) to consider and, if thought fit, to pass a special resolution (which requires a vote in favour of not less than 75 per cent. of the votes cast) to approve:

  (i)
  the Capital Reduction and the issue of the New Blackwell Publishing Shares to Wiley Europe provided for in the Scheme; and

  (ii)
  certain amendments to Blackwell Publishing's articles of association in accordance with the Scheme as described below.

  It is proposed that Blackwell Publishing's articles of association be amended so as to ensure that any B Shares issued at any time on or after the Voting Record Time, but prior to the Scheme Record Time, will be subject to the terms of the Scheme and that any B Shares issued after the Effective Date will automatically be acquired by Wiley Europe for the same consideration as is due under the Scheme. This amendment will avoid any person (other than Wiley Europe) holding shares in the capital of Blackwell Publishing after the Effective Date.

  Voting on the above-mentioned special resolution will be on a show of hands unless a poll is demanded. The Chairman reserves his right to demand that the vote of the A Shareholders and the B Shareholders be held by way of a poll and, in such event, each such Blackwell Publishing Shareholder present in person or by proxy will be entitled to one vote for every A Share and/or B Share held.

  The notice of the Extraordinary General Meeting set out in Part XII of this document. The quorum for the Extraordinary General Meeting will be one or more A Shareholders and/or B Shareholders present in person or by proxy.

(e)
The Court Hearing

  Under the Companies Act, the Scheme also requires the approval of the Court. The Court Hearing to sanction the Scheme and to confirm the Capital Reduction is currently expected to be held on 19 January 2006. Wiley Europe has confirmed that it will attend (whether by its own representative or by Counsel) at the Court Hearing so as to consent to the Scheme and to undertake to the Court to be bound thereby.

  The Scheme will become Effective on the delivery of an office copy of the Court Order to the Registrar of Companies. The Capital Reduction will become effective on the delivery to, and registration by, the Registrar of Companies of the Court Order (insofar as it relates to the Capital Reduction).

  If the Scheme becomes Effective, it will be binding on all Scheme Shareholders only irrespective of whether or not they attended or voted in favour of the Scheme at the Court Meetings or in favour of the special resolution at the EGM. If the Scheme does not become Effective by 31 March 2007 (or such later date (if any) as Blackwell Publishing and Wiley Europe may agree and the Court may allow), the Scheme will not proceed.

(f)
Modifications to the Scheme

  The Scheme contains a provision for Blackwell Publishing and Wiley Europe to consent on behalf of all persons affected to any modification of, or addition to, the Scheme or to any condition approved or imposed by the Court. The Court would be unlikely to approve any modification of, or additions to, or impose a condition to the Scheme which might be material to the interests of the Blackwell Publishing Shareholders unless Blackwell Publishing Shareholders were informed of any modification, addition or condition. It would be a matter for the Court to decide, in its discretion, whether or not meetings of Blackwell Publishing Shareholders should be held in these circumstances. Similarly, if a modification, addition or condition is put forward which in the opinion of the Blackwell Publishing Directors is of such a material nature or importance that it requires the consent of Blackwell Publishing Shareholders to further meetings, the Blackwell Publishing Directors will not take the necessary steps to enable the Scheme to become Effective unless and until such consent is obtained.

(g)
Conditions to the implementation of the Proposals

  The Conditions to the implementation of the Proposals are set out in full in Part III of this document. These include, inter alia:

  (i)
  the Scheme becoming Effective by not later than 31 March 2007 or such later date (if any) as Blackwell Publishing and Wiley Europe may agree and the Court may allow;

  (ii)
  the approvals of the Blackwell Publishing Shareholders referred to in paragraphs 6(a) to (d) of this Part II;

  (iii)
  the sanction of the Scheme and confirmation of the Capital Reduction involved therein by the Court; and

  (iv)
  the other Conditions being satisfied or waived.

7.     INFORMATION RELATING TO WILEY EUROPE

Wiley Europe is a wholly owned subsidiary undertaking of Wiley HMI Holdings, Inc., a corporation incorporated under the laws of New York, whose principal place of business is at 111 River Street, Hoboken, NJ 07030-5774. In turn, Wiley HMI Holdings, Inc., is a wholly owned subsidiary undertaking of Wiley.

Founded in 1807, Wiley provides must-have content and services to customers worldwide. Its core businesses include scientific, technical and medical journals, encyclopedias, books and online products and services; professional and consumer books and subscription services; and educational materials for undergraduate and graduate students and lifelong learners. Wiley has publishing, marketing and distribution centers in the US, Canada, Europe, Asia and Australia. Its European operations are based in Chichester, West Sussex. Worldwide, Wiley has approximately 3,600 employees. Wiley is listed on the New York Stock Exchange and its Internet site can be accessed at www.wiley.com.

In the financial year 2006, Wiley's revenue was $1.044 billion, up 7% over the prior year period and operating income was $153 million, up 8% over the prior year period. During the past decade, Wiley has had a compound annual growth rate of 11% from organic growth and acquisitions.

8.     INFORMATION RELATING TO THE BLACKWELL PUBLISHING GROUP AND CURRENT TRADING

The Blackwell Publishing Group

Blackwell Publishing is one of the largest publishers of academic and professional journals, principally in the Scientific, Technical and Medical (STM) space. Blackwell Publishing is a partner with more than 600 academic and professional societies and publishes over 800 journals annually and has more than 6,000 text and reference books in print, across a wide range of academic, medical, and professional subjects. Blackwell Publishing is a privately owned company with over 1,000 staff members in offices in the US, the United Kingdom, Australia, China, Denmark, Germany, Japan and Singapore.

Blackwell Publishing, in its current form, was established by merging Blackwell Publishing (founded 1922) and Blackwell Science (founded 1939) in July 2001.

In 2005, Blackwell Publishing's revenue was £210 million and operating profit was £35.4 million, up 10 per cent. and 24 per cent. respectively from the previous year.

Current trading

The academic and professional publishing market in which Blackwell Publishing operates is stable and offers attractive long-term growth opportunities. Blackwell Publishing has built its position with academic and professional societies by providing high quality publishing services that improve the quality, stability and reach of its journals.

Trading in the 2006 financial year to date continues in line with management's expectations. As set out in section 2 of Part IV of this document, revenue in the 6 months to 30 June 2006 was £109.5 million, a 13.2 per cent. increase over the prior year period, and profit before tax was £19.8 million, a 35 per cent. increase over the prior year period.

9.     DIRECTORS, MANAGEMENT AND EMPLOYEES

Wiley Europe has given assurances to the Blackwell Publishing Directors that, upon the Scheme becoming Effective, the existing contractual employment rights of management and employees of the Blackwell Publishing Group will be safeguarded.

It has been agreed with Wiley Europe that each of the Blackwell Publishing Directors will resign from his or her office as a Blackwell Publishing Director, and as director of any member of the Blackwell Publishing Group of which he or she is a director, without compensation for loss of office. These resignations will take effect immediately upon the Scheme becoming Effective or, if later, when replacement directors nominated by Wiley Europe take office. Notwithstanding their resignations as Blackwell Publishing Directors, the executive Blackwell Publishing Directors (being René Olivieri, Christopher Hall and Robert Campbell) will retain their executive functions within the Blackwell Publishing Group subject to their existing service agreements (except as noted below).

Nigel Blackwell has entered into a settlement agreement with his employer, Blackwell Science Limited, under which, in addition to agreeing that he will resign from his office as Blackwell Publishing Director and as director of Blackwell Science Limited and Blackwell Publishing Limited, his service agreement with Blackwell Science Limited will terminate upon the Scheme becoming Effective. Blackwell Science Limited has agreed to make a payment of £400,000 to Nigel Blackwell in consideration for the termination of his service agreement.

Robert Campbell has agreed to a variation to the terms of his existing service agreement with Blackwell Science Limited under which he has agreed that the notice to be given by him to terminate his employment with Blackwell Science Limited will increase from 9 months to 18 months upon the Scheme becoming Effective.

10.   BLACKWELL PUBLISHING SHARE SCHEMES

Options under the Blackwell Publishing Share Schemes will become exercisable as a result of the Acquisition. Option holders will be offered a cashless exercise facility. Participants in the Blackwell Publishing Share Schemes will receive at the same time as or shortly after receipt of this document a more detailed explanation of the effect of the Acquisition on their rights under the Blackwell Publishing Share Schemes and an exercise form which they may use to exercise their options with effect from the sanction by the Court of the Scheme at the Court Hearing.

Full details of options granted to Blackwell Publishing Directors under the Blackwell Publishing Share Schemes are set out in Part V of this document.

11.   FINANCING OF THE ACQUISITION

Wiley Europe has secured the requisite funds to acquire the Blackwell Publishing Shares through a committed financing led by a US-based major money-centre bank. Financing will consist of a Term Loan facility and a Revolving Credit facility which will ultimately be syndicated by the lead bank principally among a group of banks that have existing relationships with the Wiley Group. The lead bank has completed extensive financial and legal due diligence concerning both Blackwell Publishing and Wiley Europe to reach its commitment to provide financing.

12.   TRANSACTION CO-OPERATION AGREEMENT

Blackwell Publishing and Wiley Europe have entered into the Transaction Co-operation Agreement which governs their relationship during the period until the Scheme becomes Effective or lapses. Amongst other things, Blackwell Publishing and Wiley Europe have agreed to co-operate with regard to the process of implementing the Proposals. The Transaction Co-operation Agreement will terminate without prejudice to any obligations on Blackwell Publishing to pay an inducement fee (in respect of which, see paragraph 8 of Part I of this document) in certain circumstances, including if the Acquisition lapses or if the Scheme is not approved at the Court Meetings or the resolution to be proposed at the EGM is not approved.

Wiley, as Wiley Europe's ultimate parent undertaking, is also a party to the Transaction Co-operation Agreement for the purposes of guaranteeing the obligations of Wiley Europe contained therein.

13.   OVERSEAS SHAREHOLDERS

As regards Overseas Shareholders, the Proposals may be affected by the laws of their relevant jurisdictions. Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of each Overseas Shareholder to satisfy himself/herself as to the full observance of the laws of the relevant jurisdiction in connection with the Proposals, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

This document does not constitute an offer to sell or issue or the solicitation of an offer to buy or subscribe for shares in any jurisdiction in which such offer or solicitation is unlawful.

This document has been prepared for the purposes of complying with English law and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside the United Kingdom. The distribution of this document in jurisdictions other than the United Kingdom may be restricted by the laws of those jurisdictions and therefore persons into whose possession this document comes should inform themselves about and observe any such jurisdictions. Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction.

14.   UNITED KINGDOM TAXATION

Your attention is drawn to Part VII of this document. If you are in any doubt as to your tax position you should consult an appropriate independent professional adviser.

15.   SETTLEMENT

Subject to the Scheme becoming Effective (and except as provided in paragraph 13 of this Part II in relation to Overseas Shareholders), settlement of the consideration to which any Scheme Shareholder is entitled pursuant to the Scheme will be effected by the despatch of cheques for all Blackwell Publishing Shareholders' entitlements under the Scheme as soon as possible after the Effective Date, and in any event within four Business Days thereafter, by first class post to Blackwell Publishing Shareholders at the addresses appearing in the register of members of Blackwell Publishing as at the Scheme Record Time or, in the case of joint holders, to the holder whose name appears first in such register in respect of the joint holding concerned or in accordance with any special instructions regarding communications. All such payments will be made in pounds Sterling by cheque drawn of a branch of a UK clearing bank. All cheques sent through the post will be sent at the risk of the person(s) entitled thereto.

16.   ACTION TO BE TAKEN

The Scheme is subject to a number of Conditions described in paragraph 6(g) of this Part II and set out in full in Part III of this document. The Scheme will require approval at each of the Court Meetings to be held at the offices of Blackwell Publishing at 9600 Garsington Road, Oxford OX4 2DQ on 22 December 2006 and the approval of the passing of the Written Resolution by the C Shareholder. In order to become Effective, the Scheme must be approved by a majority in number of each class of the Blackwell Publishing Shareholders representing 75 per cent. or more in value of each class of the Scheme Shares, present and voting, either in person or by proxy, at the Court Meetings and by the C Shareholder approving the passing of the Written Resolution. Implementation of the Scheme will also require the passing by the A Shareholders and the B Shareholders of the resolution to be proposed at the EGM to be held at the same place and on the same date, the approval of the variation to the class rights of the B Shares of the resolution to be proposed at the EGM by the B Shareholders at the Class Meeting (in accordance with paragraph 6(c) of this Part II) and the subsequent sanction of the Court. If the Scheme becomes Effective, the Scheme will be binding on all Scheme Shareholders, including those Scheme Shareholders who did not vote, or who voted against, the Scheme.

You will find enclosed with this document:

(i)
in the case of A Shareholders only, a blue Form of Proxy for use at the Court Meeting of the A Shareholders at 10.30 a.m. on 22 December 2006;

(ii)
in the case of B Shareholders only, a green Form of Proxy for use at the Court Meeting of the B Shareholders at 10.35 a.m. on 22 December 2006;

(iii)
in the case of the Subscriber Shareholders only an orange Form of Proxy for use at the Court Meeting of the Subscriber Shareholders at 10.40 a.m. on 22 December 2006;

(iv)
in the case of B Shareholders only, a white Form of Proxy for use at the Class Meeting at 10.45 a.m. on 22 December 2006;

(v)
in the case of A Shareholders and B Shareholders only, a pink Form of Proxy for use in respect of the EGM at 10.50 a.m. on 22 December 2006;

(vi)
in the case of the holder of the C Shares only, the yellow Written Resolution; and

(vii)
a reply-paid envelope for use in the United Kingdom.

Whether or not you plan to attend any or all of the Meetings, PLEASE COMPLETE AND SIGN the enclosed Forms of Proxy and return them in accordance with the instructions printed thereon as soon as possible but, in any event, so as to be received by post or, during normal business hours, by hand, not later than 48 hours before the relevant Meeting (or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned Meeting). If a Form of Proxy for use at a Court Meeting is not lodged by then, it may be handed to the Chairman at the relevant Court Meeting before the taking of a poll at that Court Meeting. However, in the case of the Class Meeting and EGM, unless the relevant Form of Proxy is lodged so as to be received no later than 48 hours before the relevant Meeting, it will be invalid. The completion and return of a Form of Proxy will not prevent you from attending and voting at the Court Meetings, the Class Meeting or at the EGM, or at any adjournment thereof, in person should you wish to do so. In the case of the C Shareholder only, PLEASE COMPLETE AND SIGN the Written Resolution and return it in accordance with the instructions printed thereon as soon as possible but, in any event, so as to be received by post or, during normal business hours, by hand, not later than 48 hours before the time scheduled for the Court Meeting of the A Shareholders (or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned Meeting).

IT IS IMPORTANT THAT, FOR THE COURT MEETINGS, AS MANY VOTES AS POSSIBLE ARE CAST SO THAT THE COURT MAY BE SATISFIED THAT THERE IS A FAIR AND REASONABLE REPRESENTATION OF THE OPINION OF SCHEME SHAREHOLDERS. YOU ARE THEREFORE STRONGLY URGED TO SIGN AND RETURN YOUR FORMS OF PROXY AS SOON AS POSSIBLE.

If you have any questions relating to this document or the completion and return of the Forms of Proxy, the Written Resolution, please call René Olivieri or Robert Campbell on 01865 776868 (or, if you are calling from outside the United Kingdom, +44 1865 776868) between 9.00 a.m. and 5.30 p.m. Monday to Friday (public holidays excepted). Please note that calls to this number may be monitored or recorded and no advice on the merits of the Proposals nor any financial or taxation advice can be given.

Overseas Shareholders should refer to paragraph 13 of this Part II. Details relating to settlement are included in paragraph 15 of this Part II.

17.   FURTHER INFORMATION

The terms of the Scheme are set out in full in Part VI of this document. Further information regarding Blackwell Publishing is set out in Parts IV and V of this document and further information regarding Wiley Europe is set out in Part V of this document. Particulars of documents available for inspection are given in paragraph 8 of Part V of this document. Your attention is also drawn to the further information contained in all other parts of this document.

Yours faithfully
Charles Harman
 Managing Director

PART III

CONDITIONS TO THE IMPLEMENTATION OF THE PROPOSALS

1
The Proposals are conditional upon the Scheme becoming Effective by not later than 31 March 2007 (or such later date, if any, as Blackwell Publishing and Wiley Europe may agree and the Court may allow).

2
The Scheme will be conditional upon:

(i)
its approval by a majority in number representing not less than three-fourths in value of the holders of each class of Blackwell Publishing Shares who are on the register of members of Blackwell Publishing at the Scheme Record Time, present and voting, whether in person or by proxy, at the Court Meetings (or any adjournment thereof) (excluding, for this purpose, the Court Meeting of the holders of the Subscriber Shares) including, in the case of the holder of the C Shares only, the approval of the passing of the Written Resolution;

(ii)
the approval of the variation to the class rights of the B Shares envisaged by the resolution to be proposed at the Class Meeting;

(iii)
the resolution required to approve and implement the Scheme being passed at the EGM (or any adjournment thereof); and

(iv)
the sanction (with or without modification (but subject to such modification being acceptable to Blackwell Publishing and Wiley Europe)) of the Scheme and the confirmation of the Capital Reduction by the Court, an office copy of the Court Order and of the Minute being delivered for registration to the Registrar of Companies and registration of the same with the Registrar of Companies.

3
Blackwell Publishing and Wiley Europe have agreed that the Proposals will be conditional upon, and accordingly the necessary actions to make the Proposals effective will only be taken upon, the satisfaction (or waiver as appropriate) of the following Conditions:

(i)
The approval of the Scheme by a majority in number representing three-fourths or more in value of the holders of the Scheme Shares present and voting either in person or by proxy at each of the Court Meetings (or at any adjournment of any of the Court Meetings) (excluding, for this purpose, the Court Meeting of the holders of the Subscriber Shares) ("Condition 1").

(ii)
The resolution(s) in the Agreed Form required to approve and implement the Scheme being duly passed by the requisite majority at the Extraordinary General Meeting (or at any adjournment of the Extraordinary General Meeting) ("Condition 2").

(iii)
The Scheme becoming Effective in accordance with its terms by no later than 11.59 p.m. on 31 March 2007 ("Condition 3").

(iv)
The delivery to Wiley Europe of the duly executed Cash Certificate in accordance with Clause 6.1.10 of the Transaction Co-operation Agreement showing a Total Cash Amount (as defined in the Transaction Co-operation Agreement) equal to or greater than £79,358,660 and an amount equal to the Pensions Liability (as defined in the Transaction Co-operation Agreement) ("Condition 4").

(v)
All waiting periods applicable to the consummation of the Acquisition under the HSR Act (as defined in the Transaction Co-operation Agreement), having expired or been terminated and, on the Effective Date, no order having been entered under the HSR Act or other applicable law of the US that would prohibit the consummation of the Acquisition prior to the Court Hearing ("Condition 5").

(vi)
One or more of the following events having occurred in respect of merger control in Germany (the earlier of which to occur being decisive):

(a)
receipt by Wiley Europe of a written notification or decision of the German Federal Cartel Office (Bundeskartellamt) that the acquisition of Blackwell Publishing by Wiley Europe is not prohibited by the German Act Against Restraints of Competition (the "GWB"); or

(b)
the expiry of a period of one month after the German Federal Cartel Office's receipt of the complete notification of the acquisition of Blackwell Publishing by Wiley Europe, unless the

      German Federal Cartel Office has informed Wiley Europe or Blackwell Publishing that an examination of the acquisition of Blackwell Publishing by Wiley Europe has been initiated (under Section 40 paragraph 1 sentence 1 of the GWB) or has prohibited the acquisition of Blackwell Publishing by Wiley Europe

    ("Condition 6").

  (vii)
  No Regulatory Authority having given notice in writing (a "Regulatory Condition Notice") that it will permit the Acquisition only if certain conditions, obligations and/or undertakings are satisfied, accepted and/or given by Wiley Europe the effect of which conditions, obligations and/or undertakings, taken together, is material. For the purposes of this Condition, the effect of one or more conditions, obligations and/or undertakings will be material only if, taken together, it requires or they require the disposal of assets owned by any member of the Blackwell Publishing Group or any member of the Wiley Group (including shares in any member of the Blackwell Publishing Group or any member of the Wiley Group) the aggregate fair market value of which is greater than the amount which is equal to 7.5 per cent. of the aggregate Consideration ("Condition 7").

  (viii)
  Wiley Europe and Blackwell Publishing having complied (where applicable) with their respective obligations under Sections D, F and G of the Pensions Agreement Letter (as defined in the Transaction Co-operation Agreement) in relation to the Blackwell's Pension Fund ("Condition 8").

  (ix)
  The provider(s) of funds to Wiley Europe for the purposes of financing the Acquisition (whether in whole or in part) not having invoked any "Market Material Adverse Change" clause, being a clause:

  (a)
  contained in documentation governing the provision of such funds to Wiley Europe (notwithstanding that such documentation has not been executed prior to the date of the Transaction Co-operation Agreement); and

  (b)
  in a form agreed by Blackwell Publishing (such agreement not to be unreasonably withheld) prior to the execution of such documentation

    ("Condition 9").

  (x)
  No adverse change having occurred to the business, operations, assets, financial condition or turnover of Blackwell Publishing and its subsidiary undertakings which is material in the context of the Blackwell Publishing Group taken as a whole ("a material adverse change"), PROVIDED THAT:

  (a)
  none of the matters, changes or events referred to in sub-paragraphs (a) to (and including) (f) of paragraph (x)(b) below shall constitute, whether alone or in combination, a material adverse change; and

  (b)
  the effect on the Blackwell Publishing Group, taken as a whole (hereinafter, "Blackwell Publishing"), of each and all, and whether alone or in combination, of the matters, changes or events referred to in paragraphs (a) to (and including) (f) below shall be deemed not to be or cause or contribute to, and shall not be taken into account in determining whether there has been, a material adverse change.

    The matters, changes and events referred to above are:

    (a)
    any announcement by or on behalf of Blackwell Publishing or any holder of shares in Blackwell Publishing of an intention to sell Blackwell Publishing or shares in Blackwell Publishing;

    (b)
    any announcement by or on behalf of Wiley Europe or Wiley of an intention to buy Blackwell Publishing or shares in Blackwell Publishing;

    (c)
    any announcement related to the execution and delivery of the Transaction Co-operation Agreement or the identity of Wiley Europe or any announcement relating to the Scheme;

    (d)
    the performance of the Transaction Co-operation Agreement in accordance with the terms thereof (including, without limitation, the approval of the Scheme by the Blackwell Publishing Shareholders and the Scheme becoming Effective);

    (e)
    any announcement, change or threat of change, whether of or by law, regulation, conduct, behaviour or otherwise concerning or relating to the provision by educational, research, medical and academic establishments, institutes, schools, universities and faculties of open access to research, writings, papers, books, pamphlets or other work product; and

    (f)
    changes in (i) economic, regulatory or political conditions (including acts of war, declared or undeclared, armed hostilities and terrorism) financial, securities or other general market conditions or prevailing interest rates (so long as they do not have a disproportionate effect on Blackwell Publishing), (ii) conditions affecting the publishing industry or the academic and scientific publishing industry or any segment thereof (so long as they do not have a disproportionate effect on Blackwell Publishing), or (iii) applicable law or accounting standards, principles or interpretations.

    For the purposes of this Condition, an adverse change to the business, operations, assets, financial condition or turnover of Blackwell Publishing and its subsidiary undertakings will be material in the context of the Blackwell Publishing Group taken as a whole only if such adverse change has caused or will cause economic loss to any member or members of the Blackwell Publishing Group, or a diminution in the aggregate fair market value of the entire issued share capital of Blackwell Publishing, in an amount equal to not less than 7.5 per cent. of the aggregate Consideration

    ("Condition 10").

PART IV

FINANCIAL INFORMATION ON BLACKWELL PUBLISHING

The financial information in this Part IV does not constitute the statutory accounts of Blackwell Publishing or the Blackwell Publishing Group within the meaning of Section 240 of the Companies Act for any financial year.

The financial information contained in section 1 of this Part IV has been extracted, without material adjustment, from the consolidated statutory accounts of Blackwell Publishing which were audited by Ernst & Young LLP who have reported under Section 235 of the Companies Act. Their report was unqualified and did not contain a statement under Section 237(2) or (3) of the Companies Act. These accounts have been delivered to the Registrar of Companies.

The financial information contained in section 2 of this Part IV summarises the unaudited consolidated results of the Blackwell Publishing Group for the 6 month period ended 30 June 2006 and comprises the full text of the summary information sent to Blackwell Publishing Shareholders.

(continued on next page)

SECTION 1—REPORTS AND ACCOUNTS FOR THE YEAR ENDED 31 DECEMBER 2005:

GROUP PROFIT AND LOSS ACCOUNT

for the year ended 31 December 2005

			2005			2004 Restated
	Notes		Before exceptional items	Exceptional items	Total	Before exceptional items	Exceptional items	Total
			£'000	£'000	£'000	£'000	£'000	£'000
TURNOVER	2		209,961	—	209,961	190,910	—	190,910
Cost of sales	3		97,798	—	97,798	92,959	—	92,959

Gross profit			112,163	—	112,163	97,951	—	97,951
Net operating expenses	3		76,777	—	76,777	69,426	—	69,426

OPERATING PROFIT	4		35,386	—	35,386	28,525	—	28,525
(Loss)/Profit on sale of tangible fixed assets	13(a	)	(22)	—	(22)	35	1,722	1,757
Loss on disposal of subsidiary undertaking	14(a	)	—	—	—	—	(1,098)	(1,098)
Release of guarantee provision	21		—	1,621	1,621	—	—	—

PROFIT BEFORE INTEREST AND INVESTMENT INCOME AND TAXATION			35,364	1,621	36,985	28,560	624	29,184
Income from investments	7		5	—	5	12	—	12
Bank interest receivable			3,016	—	3,016	1,658	—	1,658
Other finance income	26(c	)	74	—	74	39	—	39
Interest payable and similar charges	8		(10)	—	(10)	(8)	—	(8)

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION			38,449	1,621	40,070	30,261	624	30,885
Tax on profit on ordinary activities	9		10,559	—	10,559	9,271	—	9,271

PROFIT ON ORDINARY ACTIVITIES FOR THE YEAR			27,890	1,621	29,511	20,990	624	21,614

Movements on reserves are set out in note 24.

Dividends are no longer presented on the face of the profit and loss account (see note 1).

GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

for the year ended 31 December 2005

	2005	2004 Restated
	£'000	£'000
Profit on ordinary activities for the year	29,511	21,614
Exchange differences on retranslation of net assets of subsidiary undertakings	173	125
FRS 17 actuarial assumptions change in year (see note 26(d))	(3,726)	(1,768)

Total recognised gains relating to the year	25,958	19,971

Prior year adjustment—Pensions		(5,208)

Total recognised gains relating to the year since last annual report		14,763

RECONCILIATION OF SHAREHOLDERS' FUNDS

	2005	2004 Restated
	£'000	£'000
Total recognised gains	25,958	14,763
Dividends paid in year (see note 1)	(3,860)	(8,087)
Other movements:
Goodwill reinstated (see note 24)	—	1,425
Share buy back	(8,350)	—
Adjustment due to vesting of shares	—	1,857
Sale of shares by Employee Trusts	428	839
Purchase of shares by Employee Trusts	(1,488)	(12,286)

Total movements during the year	12,688	(1,489)
Shareholders' funds at 1 January	9,712	11,201

Shareholders' funds at 31 December	22,400	9,712

GROUP AND COMPANY BALANCE SHEET

at 31 December 2005

	Notes	Group 2005	Group 2004 Restated	Company 2005	Company 2004 Restated
		£'000	£'000	£'000	£'000
FIXED ASSETS
Intangible assets	12	22,140	17,026	—	—
Tangible assets	13	7,643	6,835	—	—
Investments	14	591	621	693	693

		30,374	24,482	693	693

CURRENT ASSETS
Stocks	15	7,449	7,546	—	—
Debtors due after one year	16	3,165	289	—	—
Debtors due within one year	16	37,476	32,166	20,821	9,961
Cash at bank and in hand	17	90,719	79,537	13	13

		138,809	119,538	20,834	9,974
CREDITORS: amounts falling due within one year	18	136,831	124,435	286	11

NET CURRENT ASSETS/(LIABILITIES)		1,978	(4,897)	20,548	9,963

TOTAL ASSETS LESS CURRENT LIABILITIES		32,352	19,585	21,241	10,656

CREDITORS: amounts falling due after more than one year	19	205	76	—	—
PENSION LIABILITY	26	8,626	6,995	—	—
PROVISIONS FOR LIABILITIES AND CHARGES	21	1,121	2,802	—	—

		9,952	9,873	—	—

		22,400	9,712	21,241	10,656

CAPITAL AND RESERVES
Called up share capital	23	540	558	540	558
Share premium account	24	179	179	179	179
Merger reserve	24	(15,711)	(15,711)	—	—
Reserve for own shares	24	(11,784)	(10,724)	—	—
Capital redemption reserve	24	157	139	157	139
Profit and loss account	24	49,019	35,271	20,365	9,780

Shareholders' funds		22,400	9,712	21,241	10,656

These accounts were approved by the board of directors on 24th April 2006 and were signed on its behalf by:

C K Hall, Director

GROUP STATEMENT OF CASH FLOWS

for the year ended 31 December 2005

	Notes		2005	2004 Restated
			£'000	£'000
NET CASH INFLOW FROM OPERATING ACTIVITIES	4(b	)	42,581	44,411

DIVIDENDS RECEIVED FROM JOINT VENTURES			19	518

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Income from investments			5	12
Interest received			3,191	1,658
Interest paid			(10)	(8)

			3,186	1,662

TAXATION
Corporation tax paid			(6,593)	(5,735)
Overseas tax paid			(3,849)	(2,966)

			(10,442)	(8,701)

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Payments to acquire intangible fixed assets			(8,433)	(6,675)
Payments to acquire tangible fixed assets			(2,824)	(1,938)
Receipts from sales of tangible fixed assets			84	3,584
Receipt from sale of investment			—	1,108
Sale of shares by employee trusts			428	839
Purchase of shares by employee trusts			(1,488)	(12,286)

			(12,233)	(15,368)

EQUITY DIVIDENDS PAID			(3,860)	(8,087)

MANAGEMENT OF LIQUID RESOURCES
Payments into short term deposits			(24,483)	(3,860)

			(24,483)	(3,860)

FINANCING
Payments to acquire own shares			(8,350)	—

			(8,350)	—

(DECREASE)/INCREASE IN CASH	17		(13,582)	10,575

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS

	Notes	2005	2004 Restated
		£'000	£'000
(Decrease)/Increase in cash in the year		(13,582)	10,575
Cash outflow from change in liquid resources		24,483	3,860

Change in net cash resulting from cash flows		10,901	14,435
Foreign exchange translation difference		281	(218)

MOVEMENT IN NET FUNDS IN THE YEAR	17	11,182	14,217
NET FUNDS AT 1 JANUARY	17	79,537	65,320

NET FUNDS AT 31 DECEMBER	17	90,719	79,537

NOTES TO THE ACCOUNTS

at 31 December 2005

1.     ACCOUNTING POLICIES

Basis of preparation and change in accounting policies

The accounts are prepared under the historical cost convention and have been prepared in accordance with applicable accounting standards.

Basis of consolidation

The Group accounts consolidate the accounts of Blackwell Publishing (Holdings) Ltd and all of its subsidiary undertakings drawn up to 31 December each year. As permitted by Section 230 of the Companies Act 1985, the profit and loss account of the parent Company is not presented as part of these accounts.

Entities in which the Group holds an interest on a long term basis and are jointly controlled by the Group and one or more other venturers under a contractual arrangement are treated as joint ventures. In the Group accounts, joint ventures are accounted for using the gross equity method.

Change in accounting policies

Dividends

The group has adopted FRS 21 (Events after the Balance Sheet Date) with effect from 1 January 2005 and now only recognises dividends in the accounts once paid or approved at the annual general meeting. As a result of this change in policy, proposed dividends of £3,860,000 recognised in 2004 have been reversed, thereby reducing 2004 creditors by £3,860,000 from £128,295,000 to £124,435,000 and increasing the profit and loss account at 31 December 2004 by the same amount. In accordance with FRS 25, equity dividends are now taken direct to reserves rather than being shown on the face of the profit and loss account.

Pensions

In preparing the accounts for the current year, the group has adopted FRS 17 (Retirement Benefits). In previous years the cost of pensions was drawn up under SSAP 24.

The change in accounting policy has resulted in a prior year adjustment. Reserves at 31 December 2003 have decreased by £5,208,000 reflecting the pension liability net of deferred tax at that date. A pension liability of £8,626,000 net of deferred tax has been recognised as at 31 December 2005, of which the actuarial loss of £3,726,000 before tax relief has been charged in the Statement of Total Recognised Gains and Losses.

Goodwill and copyrights

Purchased goodwill acquired before 1 January 1999 was set off directly against reserves. Positive goodwill arising on acquisitions since this date is capitalised, classified as an asset on the balance sheet and amortised on a straight line basis over useful economic life up to a maximum of 20 years. The useful economic life of goodwill, relating to each acquisition, is determined by the directors with reference to its expected future contribution.

If a subsidiary, associate or business is subsequently sold or closed, any goodwill arising on acquisition that was written off directly to reserves or that has not been amortised through the profit and loss account is taken into account when impairment is recognised or in determining the profit or loss on sale or closure.

The purchase cost of copyrights is capitalised and amortised through the profit and loss account over periods determined by the directors with reference to the expected future contribution arising from each acquisition, up to a maximum term of 10 years.

The carrying values of intangible assets are reviewed for impairment at the end of the first full financial year following their acquisition and in other periods if events or changes in circumstances indicate that the carrying value may not be recoverable.

Depreciation

Depreciation is provided on all tangible fixed assets except freehold land, at rates calculated to write off the cost or valuation, less estimated residual value, of each asset evenly over its expected useful life, as follows:

Freehold buildings	—	2–7% per annum
Fixtures and fittings and equipment	—	3–6 years
Motor vehicles	—	4–5 years
Leasehold property	—	over the period of the lease

The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

Investments

Fixed asset investments are initially recorded at purchased cost and reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

The Company has taken advantage of merger relief under Section 131 of the Companies Act 1985 not to record a share premium in respect of the shares issued to the former shareholders of Blackwell Science Ltd and Blackwell Publishing Ltd. Accordingly, in accordance with Section 133 the Company has recorded its investment in its subsidiary undertakings at the nominal value of the shares issued.

Stocks

Stocks and work in progress are stated at the lower of cost and net realisable value. Cost includes all costs incurred in bringing each product to its present location and condition. Net realisable value is based on estimated future sales volumes less any further costs expected to be incurred to completion and disposal.

Deferred taxation

Deferred taxation is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events have occurred at that date that will result in an obligation to pay more, or right to pay less or to receive more, tax, with the following exceptions:

•
Provision is made for deferred taxation that would arise on remittance of the retained earnings of subsidiaries, associates and joint ventures only to the extent that, at the balance sheet date, dividends have been accrued as receivable.

•
Deferred tax assets are recognised only to the extent that the directors consider that it is more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

Deferred tax is measured on an undiscounted basis at the tax rates that are expected to apply in the periods in which timing differences reverse, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

Foreign currencies

Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction, or at the contracted rate if the transaction is covered by a foreign exchange contract. Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date. All differences are taken to the profit and loss account.

The accounts of overseas entities denominated in foreign currencies are translated at the rate of exchange ruling at the Group balance sheet date. The exchange difference arising on the retranslation of opening net assets is taken directly to reserves. All other translation differences are taken to the profit and loss account.

Derivative instruments

The Group uses forward foreign currency contracts to reduce exposure to foreign exchange rates. Gains and losses on these contracts are taken to the profit and loss account.

Leasing commitments

Assets held under finance leases and hire purchase contracts, which are those where substantially all the risks and rewards of ownership of the asset have passed to the company, are capitalised in the balance sheet and are depreciated over their useful lives.

The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

Rentals paid under operating leases are charged to income on a straight line basis over the term of the lease.

Pensions

The Company now accounts for pension schemes in accordance with FRS 17 (Retirement Benefits).

The Company and one of its subsidiary companies participate, with another employer outside of the Group, in a defined benefit pension scheme. Contributions to this fund are charged to the profit and loss account as payable in respect of the accounting period.

For the defined benefit scheme any increase in the present value of the liabilities expected to arise from employee service in the period is charged against operating profit and included as part of staff costs. The interest costs and the expected return on assets are shown as a net amount of other finance costs or credits adjacent to interest. Actuarial gains and losses are recognised immediately in the statement of total recognised gains and losses.

Pension scheme assets are measured using market values and liabilities are measured on an actuarial basis using the projected unit method and discounted at a rate equivalent to the current rate of return on a high quality corporate bond of equivalent currency and term to the scheme liabilities. Actuarial valuations are obtained at least triennially and are updated at each balance sheet date.

2.     TURNOVER

Turnover is attributable to one continuing class of activity, that of publishing, stated net of value added tax. Turnover is recognised on shipment of product, or delivery of the related service, and income is deferred in respect of revenue received in advance. An analysis of turnover by geographical market is given below:

	2005	2004
	£'000	£'000
United Kingdom	25,805	25,634
USA	101,987	89,390
Rest of World	82,169	75,886

	209,961	190,910

The directors have not provided any additional segmental information as they believe this is commercially sensitive.

3.     COST OF SALES AND OPERATING COSTS

	2005	2004 Restated
	£'000	£'000
Cost of sales	97,798	92,959

Administration costs	63,848	57,417
Distribution costs	13,025	12,037
Other operating income	(96)	(28)

Net operating expenses	76,777	69,426

4.     OPERATING PROFIT

(a)
This is stated after charging:
	2005	2004
	£'000	£'000
Auditors' remuneration—for audit services (world-wide)†	206	198
—for other services (UK only)	2	14
Depreciation and amortisation—owned assets	5,067	3,956
—leased assets	172	123
Operating lease rentals—land and buildings	2,481	2,272
—other	240	201

†
£5,000 (2004–£5,000) of this relates to the Company.

(b)
Reconciliation of operating profit to net cash inflow from operating activities:

	2005	2004 Restated
	£'000	£'000
Operating profit	35,386	28,525
Depreciation	1,984	1,999
Amortisation of intangible fixed assets	3,255	2,080
Decrease in stocks	174	1,148
Increase in debtors	(1,193)	(32)
(Decrease)/Increase in creditors	(926)	10,713
Increase/(Decrease) in provisions	3,901	(22)

Net cash inflow from operating activities	42,581	44,411

5.     DIRECTORS' REMUNERATION

	2005	2004
	£'000	£'000
Fees paid to third parties	18	18
Other emoluments	1,325	1,415

	1,343	1,433

Members of defined benefit pension schemes	3	3

Emoluments of the highest paid director	571	588
Total accumulated pension benefits accrued to the highest paid director	4,159	1,968

6.     STAFF COSTS

	2005	2004 Restated
	£'000	£'000
Wages and salaries	30,242	24,833
Social security costs	2,490	2,217
Other pension costs	3,468	2,222

	36,200	29,272

The average monthly number of employees (including directors) during the year was made up as follows:

	2005	2004
	No.	No.
Management and administration	278	311
Production and publishing	683	624

	961	935

7.     INCOME FROM INVESTMENTS

	2005	2004
	£'000	£'000
Unlisted	5	12

8.     INTEREST PAYABLE

	2005	2004
	£'000	£'000
Group interest payable on bank loans and overdrafts	10	8

9.     TAX ON PROFIT ON ORDINARY ACTIVITIES

(a)   Analysis of charge in period

	2005	2004 Restated
	£'000	£'000
Current tax:
UK corporation tax on profits of the period	8,141	6,110
Adjustments in respect of previous periods	692	1,033

	8,833	7,143
Foreign tax	4,042	3,387

Total current tax (note 9(b))	12,875	10,530
Deferred tax:
Origination and reversal of timing differences (note 22)	(1,617)	(493)
Increase in deferred tax on pension liability (note 26(a))	(699)	(766)

Tax on profit on ordinary activities	10,559	9,271

(b)   Factors affecting the current tax charge for the period

	2005	2004 Restated
	£'000	£'000
Profit on ordinary activities before taxation	40,070	30,885

Profit on ordinary activities multiplied by standard rate of
Corporation tax in the UK of 30% (2004—30%)	12,021	9,266
Effects of:
Expenses not deductible for tax purposes	471	220
Capital allowances in excess of depreciation	(300)	(564)
Decrease in general provisions	(819)	(47)
Overseas tax rate	780	387
Adjustments in respect of previous periods	722	1,268

Current tax charge for period (note(9(a))	12,875	10,530

The tax impact of the exceptional item relating to the release of the provision relating to the underwriting of a loan advanced by a financial institution to an investment is £nil.

(c)
Factors that may affect future tax charges

Accumulated trading tax losses in US operations have now been fully utilised and as such the future Group tax charge is likely to increase.

10.   RESULT ATTRIBUTABLE TO MEMBERS OF THE PARENT COMPANY

The profit dealt with in the accounts of the parent Company was £637,000 (2004 restated—£nil).

11.   DIVIDENDS

	2005	2004
	£'000	£'000
Declared and paid during the year:
Final 2004 dividend paid of 79.3p (2003–67.8p) per ordinary share	4,202	3,592
In respect of own shares	(342)	(126)
Interim 2004 dividend paid of 95.0p (2003—nil) per ordinary share	—	5,031
In respect of own shares	—	(410)

	3,860	8,087

Proposed for approval by shareholders at the AGM:
Final 2005 dividend proposed of 108.6p (2004—79.3p) per ordinary share	5,578	4,202
In respect of own shares	(457)	(342)

	5,121	3,860

In accordance with FRS 21 (Events after the Balance Sheet Date), dividends proposed by the directors but not approved at the balance sheet date have not been recognised as a liability.

12.   INTANGIBLE FIXED ASSETS

Group

	Copyrights	Goodwill	Total
	£'000	£'000	£'000
Cost:
At 1 January 2005	20,583	3,413	23,996
Exchange adjustments	186	62	248
Additions	8,433	—	8,433
Disposals	(265)	—	(265)

At 31 December 2005	28,937	3,475	32,412

Amortisation:
At 1 January 2005	5,816	1,154	6,970
Exchange adjustments	42	5	47
Impairment	900	—	900
Charge for the year	2,231	124	2,355

At 31 December 2005	8,989	1,283	10,272

Net book value:
At 31 December 2005	19,948	2,192	22,140

At 1 January 2005	14,767	2,259	17,026

Goodwill acquisitions are amortised over useful economic lives of 15 or 20 years. Copyrights are amortised over useful economic lives of 5 to 10 years.

13.   TANGIBLE FIXED ASSETS

Group

	Freehold property	Leasehold property	Vehicles and equipment	Total
	£'000	£'000	£'000	£'000
Cost or valuation:
At 1 January 2005	98	3,831	9,145	13,074
Exchange adjustments	11	26	178	215
Additions	156	647	2,021	2,824
Disposals	—	(31)	(427)	(458)

At 31 December 2005	265	4,473	10,917	15,655

Depreciation:
At 1 January 2005	5	591	5,643	6,239
Exchange adjustments	—	9	132	141
Charge for the year	69	344	1,571	1,984
Disposals	—	(31)	(321)	(352)

At 31 December 2005	74	913	7,025	8,012

Net book value:
At 31 December 2005	191	3,560	3,892	7,643

At 1 January 2005	93	3,240	3,502	6,835

The net book value of equipment above includes an amount of £190,322 (2004—£241,052) in respect of assets held under finance leases.

(a)
In 2004 the Group sold Freehold Property and recorded an exceptional gain of £1,722,000.

14.   INVESTMENTS

Company

	2005	2004
	£'000	£'000
Joint ventures	—	30
Investments(a)	591	591

	591	621

(a)
Investments

In 2004 the Group sold a subsidiary company, Avenue Healthcare Knowledge Management Ltd to Huntsworth plc in consideration for cash and shares in Huntsworth plc recording a loss in 2004 of £1,098,000. The total value of the shares on acquisition was £591,000 and at the year end their quoted market value was £548,000.

(b)
Other investments

The Group holds other investments in Internet related businesses at a cost of £2,421,000, which were fully provided against in the 2000 accounts due to market conditions.

Company

The company's investments at 31 December 2005 comprise investment in subsidiary undertakings of £693,000, being the nominal value of the shares issued to effect the merger of Blackwell Science Ltd and Blackwell Publishers Ltd.

Principal Investments

Details of the principal investments in which the Group or the Company holds at least 20% of the nominal value of any class of share capital are as follows:

Name	Country of Registration†	Holding	Proportion Held	Nature of Business
Principal subsidiary undertakings:
Blackwell Publishing Inc.	U.S.A.	Ordinary	100%	Publishing
Blackwell Publishing Ltd		Ordinary	100%	Publishing
Blackwell Science Ltd		Ordinary	100%	Publishing
Blackwell Science (Overseas Holdings) Ltd		Ordinary	100%	Holding
Other subsidiary undertakings held by the principal subsidiary undertakings:
Blackwell Publishers (Trustees) Ltd		Ordinary	100%	Trustee
Blackwell Publishing Asia Pty. Ltd	Australia	Ordinary	100%	Publishing
Blackwell Publishing Services Singapore Pte. Ltd	Singapore	Ordinary	100%	Services
Blackwell Science (Trustees) Ltd		Ordinary	100%	Trustee
Blackwell Science (Hong Kong) Ltd	Hong Kong	Ordinary	100%	Publishing
Blackwell Science KK	Japan	Ordinary	100%	Publishing
Blackwell—Verlag GmbH	Germany	Ordinary	100%	Publishing
Ejnar Munksgaard A/S	Denmark	Ordinary	100%	Publishing
ISUP, Inc.	U.S.A.	Ordinary	100%	Publishing

†
(or incorporation and operation) if not Great Britain.

15.   STOCKS

Group

	2005	2004
	£'000	£'000
Finished stock	5,288	5,746
Work in progress	1,713	1,427
Raw materials	448	373

	7,449	7,546

16.   DEBTORS

	Group 2005	Group 2004	Company 2005	Company 2004
	£'000	£'000	£'000	£'000
Trade debtors	23,873	22,116	—	—
Amounts owed by subsidiary undertakings	—	—	20,675	9,815
Other taxes recoverable	14	22	—	—
Deferred taxation (note 22)	3,453	1,517	—	—
Called up and unpaid share capital	146	146	146	146
Other debtors	992	1,024	—	—
Prepayments and accrued income	8,998	7,341	—	—

	37,476	32,166	20,821	9,961

The debtors falling due after one year were:

	Group 2005	Group 2004	Company 2005	Company 2004
	£'000	£'000	£'000	£'000
Deferred taxation (note 22)	—	289	—	—
Recoverable corporation tax	3,165	—	—	—

	3,165	289	—	—

17.   ANALYSIS OF NET FUNDS

	Opening	Cash flow	Exchange movement	Closing
	£'000	£'000	£'000	£'000
Cash at bank and in hand	29,326	(13,582)	276	16,020
Liquid resources	50,211	24,483	5	74,699

Total	79,537	10,901	281	90,719

Liquid resources comprise short term deposits and are included within cash at bank and in hand in the Group balance sheet.

18.   CREDITORS: amounts falling due within one year

	Group 2005	Group 2004 Restated	Company 2005	Company 2004 Restated
	£'000	£'000	£'000	£'000
Trade creditors	25,616	23,017	—	—
Corporation tax	10,559	4,936	273	—
Other taxes and social security costs	931	794	—	—
Finance leases	66	147	—	—
Other creditors	4,401	3,589	13	11
Accruals and deferred income	95,258	91,952	—	—

	136,831	124,435	286	11

The 2004 creditors position has been restated to exclude proposed dividends on the adoption of FRS 21 (Events after the Balance Sheet Date) as specified in Note 1.

19.   CREDITORS: amounts falling due after more than one year

Group

	2005	2004
	£'000	£'000
Finance leases	115	76
Other	90	—

	205	76

20.   OBLIGATIONS UNDER LEASES

Annual commitments under non-cancellable operating leases are as follows:

Group

	Land and buildings		Other
	2005	2004	2005	2004
	£'000	£'000	£'000	£'000
Operating leases which expire:
Within one year	41	146	5	5
Between two and five years	561	1,019	20	20
Over five years	2,314	1,453	—	—

	2,916	2,618	25	25

Annual commitments and obligations under finance leases are as follows:

Group

	2005	2004
	£'000	£'000
Amounts payable:
Within one year	107	154
In two to five years	87	79

	194	233
Less: finance charges allocated to future periods	(13)	(10)

	181	223

Finance leases and hire purchase contracts are analysed as follows:
Current obligations	115	147
Non-current obligations	66	76

	181	223

The Group had no material capital commitments at 31 December 2005 (2004—£nil).

21.   PROVISIONS FOR LIABILITIES AND CHARGES

Group

	2005	2004
	£'000	£'000
Provision for guarantee obligation	—	1,621
Onerous contract	1,121	1,181

	1,121	2,802

In 2000, the Group had underwritten a loan advanced by a financial institution to a company in which the Group had an investment interest and it was expected that the Group would be called upon to meet the obligation and therefore full provision for the liability had been made. In September 2005 the company in which the Group had an investment interest repaid the loan to the financial institution and the Group was released from its obligations, accordingly the provision has been released and is shown as an exceptional item.

The Group has made specific provision for the lease commitments for unoccupied leasehold property after consideration of sublease income of £64,000 per annum.

22.   DEFERRED TAXATION ASSET

Deferred taxation assets within debtors is analysed as follows:

	Group 2005	Group 2004	Company 2005	Company 2004
	£'000	£'000	£'000	£'000
Depreciation in advance of capital allowances	563	692	—	—
UK tax timing differences	1,052	741	—	—
Overseas tax timing differences	1,838	373	—	—

	3,453	1,806	—	—

	Group 2005	Group 2004	Company 2005	Company 2004
	£'000	£'000	£'000	£'000
Deferred tax asset at start of year	1,806	1,323	—	—
Foreign exchange translation difference	30	(10)	—	—
Deferred tax credit in profit and loss account for the year (see note 9(a))	1,617	493	—	—

	3,453	1,806	—	—

23.   CALLED UP SHARE CAPITAL

	Authorised		Allotted and partly paid
	2005	2004	2005	2004
	'000	'000	£'000	£'000
"A" voting shares of 10p each	255	255	23	25
"B" restricted voting shares of 10p each	6,000	6,000	515	531
"C" restricted voting shares of 1p each	2,500	2,500	2	2
"G" redeemable restricted voting shares of 10p each	1,390	1,390	—	—

	10,145	10,145	540	558

There is £146,000 (2004—£146,000) of allotted and unpaid capital relating to "C" restricted voting shares of 1p each as determined in the merger agreement in 2001. There is no other unpaid capital.

Summary of class rights

Subscriber Shares

Income—the 2 Subscriber Shares are not entitled to participate in the profits of the Company.

Capital—upon a winding up or other return of capital (but not upon a redemption of any share capital in the Company), the holders of Subscriber Shares are entitled, after the return of the capital paid up on the A Voting Shares, the B Restricted Voting Shares, the C Restricted Voting Shares and the G Redeemable Shares, to receive out of the assets of the Company available for distribution a return of the capital paid up on the Subscriber Shares. They are not entitled to any further participation in the assets of the Company.

Voting—the holders of Subscriber Shares have no right to receive notices of, or to attend or vote at, general meetings of the Company.

A Voting Shares

Income—the A Voting Shares are not entitled to participate in the profits of the Company.

Capital—upon a winding-up or other return of capital (but not upon a redemption of any share capital in the Company), the holders of the A Voting Shares are entitled, after a return of the capital paid up on the B Restricted Voting Shares, the C Restricted Voting and the G Redeemable Shares, to receive out of the assets available for distribution a return of the capital paid up on the A Voting Shares. They are not entitled to any further participation in the assets of the Company.

Voting—the holders of A Voting Shares are entitled to receive notice of, and attend and vote at, all general meetings of the Company. Each holder of A Voting Shares has, on a show of hands, one vote and, on a poll, one vote for every A Voting Share of which he is the holder.

B Restricted Voting Shares

Income—subject to the provisions referred to below relating to the C Restricted Voting Shares, the profits of the Company are available for distribution, at the discretion of the Company, to the holders of B Restricted Voting Shares, C Restricted Voting Shares and G Redeemable Shares pari passu, pro rata to the nominal value of such shares held and to the amount paid up on the relevant shares on the record date for the payment of the relevant dividend.

Capital—upon a winding-up or other return of capital (but not upon a redemption of any share capital in the Company), the holders of the B Restricted Voting Shares and the G Redeemable Shares are entitled to receive out of the assets of the Company available for distribution, in priority to the holders of C Restricted Voting Shares, A Voting Shares and Subscriber Shares, a return of the capital paid up on those shares. After payment in full to the holders of the C Restricted Voting Shares, the A Voting Shares and the Subscriber Shares of the capital paid up on those shares, the holders of B Restricted Voting Shares, C Restricted Voting Shares and G Redeemable Shares are entitled to receive the balance of the assets available for distribution, in proportion to the nominal value of such shares held by each of them and to the extent to which each of such shares has been fully paid up.

Voting—the holders of B Restricted Voting Shares have no right to receive notices of, or to attend or vote at, general meetings of the Company unless the business of the meeting includes a resolution to wind up the Company or to reduce the share capital, share premium account or capital redemption reserve of the Company. When entitled to vote, each holder of B Restricted Voting Shares has, on a show of hands, one vote and, on a poll, one vote for every B Restricted Voting Share of which he is the holder.

C Restricted Voting Shares

Income—subject to what is said in the next two sentences, the profits of the Company are available for distribution, at the discretion of the Company, to the holders of B Restricted Voting Shares, C Restricted Voting Shares and G Redeemable Shares pari passu, pro rata to the number of such shares held and to the amount paid up on the relevant shares on the record date for the payment of the relevant dividend. A holder of C Restricted Voting Shares has no entitlement to any dividend until the ninth anniversary of the date of issue of the relevant shares. This restriction will, however, lapse upon a sale of A Voting Shares or B Restricted Voting Shares pursuant to a general offer which results in a person holding more than 50 per cent of the A Voting Shares or the B Restricted Voting Shares or upon a listing of any of the Company's shares.

Capital—upon a winding-up or other return of capital (but not upon a redemption of any share capital in the Company), the holders of the C Restricted Voting Shares are entitled to receive out of the assets of the Company available for distribution, in priority to the holders of A Voting Shares and Subscriber Shares, a return of the capital paid up on such shares. After payment in full to the holders of A Voting Shares and Subscriber Shares of the capital paid up on those shares, the holders of B Restricted Voting Shares, C Restricted Voting Shares and G Redeemable Shares are entitled to receive the balance of the assets available for distribution, in proportion to the number of such shares held by each of them to the extent to which each of such shares has been fully paid up.

Voting—until the ninth anniversary of their issue or until this restriction is lifted upon a sale or listing as described above, a holder of a C Restricted Voting Share will have no voting rights in respect of that share. Thereafter C Restricted Voting Shares will carry the same voting rights as the like number of B Restricted Voting Shares.

Executive share option schemes established by subsidiaries

Blackwell Science Ltd and Blackwell Publishing Ltd established some years ago share option schemes for their directors and other senior employees, under which options to acquire C Restricted Voting Shares in the relevant Company could be granted. Options under the schemes were generally exercisable between 3 and 7 years after the date of grant.

The options granted under the Blackwell Science Ltd Executive Share Option Scheme were options over "C" (restricted voting) shares in Blackwell Science Ltd. After a Scheme of Arrangement became effective in June 2001, the Company offered to all holders of options granted under the Scheme the opportunity to exchange their options over "C" (restricted voting) shares in Blackwell Science Ltd for options over "B" (restricted voting) shares in the Blackwell Publishing Ltd at the rate of 0.9 "B" (restricted voting) shares for every 1 "C" (restricted voting) share. Not all of the holders of options granted under the Scheme accepted this offer but under the Articles of Association of Blackwell Science Ltd the Company is able to acquire any "C" (restricted voting) shares issued by Blackwell Science Ltd following the exercise of an option in consideration of the issue of "B" (restricted voting) shares at the rate referred to above.

Options subsisting at the year end as adjusted for the Scheme of Arrangement were as follows:

Share Class	No. of shares	Option price £	Period when exercisable
Blackwell Publishing (Holdings) Ltd "B" (restricted voting) shares of 10p each	2,250	4.52	2002–2006
	2,250	4.52	2003–2006

The options granted under the Blackwell Publishing Ltd Executive Share Option Scheme were options over "C" (restricted voting) shares in Blackwell Publishing Ltd. After a Scheme of Arrangement became effective in June 2001, the Company offered to all holders of options granted under the Scheme the opportunity to exchange their options over "C" (restricted voting) shares in Blackwell Publishing Ltd for options over "B" (restricted voting) shares in the Blackwell Publishing (Holdings) Ltd at the rate of 31.4293 "B" (restricted voting) shares for every 1 "C" (restricted voting) share. All the holders of options granted under the Scheme accepted this offer.

Options subsisting at the year end as adjusted for the Scheme of Arrangement were as follows:

Share Class	No. of shares	Option price £	Period when exercisable
Blackwell Publishing (Holdings) Ltd "B" (restricted voting) shares of 10p each	20,972	6.73	2003–2007

Grant of Options by Employee Trusts

Both the trustee of the Blackwell Science Ltd Employee Trust and the trustee of the Blackwell Publishing Employee Trust have granted options over "B" (Restricted Voting) Shares held by them.

Options subsisting at the year end were as follows:

Share Class	No. of shares	Option price £	Period when exercisable
Blackwell Publishing (Holdings) Ltd "B" (restricted voting) shares of 10p each	29,500	8.31	2004–2009

Parent Company Employee Share Option Schemes

Blackwell Publishing (Holdings) Limited has established two share option schemes for employees of Group companies.

One scheme was approved by the Inland Revenue pursuant to the Income Tax (Earnings and Pensions) Act 2003. The other scheme was not. Options were granted under these schemes in December 2004 and May and August 2005. Options subsisting at the year end under the two schemes were as follows:

Inland Revenue Approved Scheme

Share Class	No. of shares	Option price £	Period when exercisable
Blackwell Publishing (Holdings) Ltd "B" (restricted voting) shares of 10p each	28,608	33.52	2008–2014
	1,814	33.07	2009–2015

Unapproved Scheme

Share Class	No. of shares	Option price £	Period when exercisable
Blackwell Publishing (Holdings) Ltd "B" (restricted voting) shares of 10p each	95,984	33.52	2008–2014
	19,093	33.07	2009–2015
Blackwell Publishing (Holdings) Ltd "B" (restricted voting) shares of 10p each	95,984	33.52	2009–2014
	19,093	33.07	2010–2015

24.   MOVEMENT IN SHARE CAPITAL AND RESERVES

Group

	Share capital	Share premium	Merger reserve	Reserve for own shares	Capital redemption reserve	Profit and loss account
	£'000	£'000	£'000	£'000	£'000	£'000
At 1 January 2004 as previously stated	558	179	(15,711)	(1,134)	139	23,704
Prior year adjustment—dividends	—	—	—	—	—	3,466
Prior year adjustment—pension	—	—	—	—	—	(5,208)

At 1 January 2004 restated	558	179	(15,711)	(1,134)	139	21,962
Exchange differences on translation of net assets of the group	—	—	—	—	—	125
Profit for the year	—	—	—	—	—	21,614
Pension liability under FRS 17	—	—	—	—	—	(1,768)
Dividends paid	—	—	—	—	—	(8,087)
Adjustment due to vesting of shares	—	—	—	1,857	—	—
Sale of shares by Employee Share Option Trusts	—	—	—	839	—	—
Purchase of shares by Employee Share Option Trusts	—	—	—	(12,286)	—	—
Goodwill reinstated on impairment of asset	—	—	—	—	—	1,425

At 31 December 2004	558	179	(15,711)	(10,724)	139	35,271
Exchange differences on translation of net assets of the group	—	—	—	—	—	173
Profit for the year	—	—	—	—	—	29,511
Pension liability under FRS 17	—	—	—	—	—	(3,726)
Dividends paid	—	—	—	—	—	(3,860)
Buy back of shares	(18)	—	—	—	18	(8,350)
Sale of shares by Employee Share Option Trusts	—	—	—	428	—	—
Purchase of shares by Employee Share Option Trusts	—	—	—	(1,488)	—	—

At 31 December 2005	540	179	(15,711)	(11,784)	157	49,019

The cumulative amount of goodwill and intangible assets written off to group reserves between 31 December 1989 and 31 December 1998, net of goodwill relating to undertakings disposed of, is £10,521,000 (2004—£10,521,000). The reduction of £1,425,000 in 2004 represents goodwill written off to the profit and loss account in the year due to the disposal of an investment in a subsidiary undertaking.

Company

	Share capital	Share premium	Capital redemption reserve	Profit and loss account
	£'000	£'000	£'000	£'000
At 1 January 2004	558	179	139	14,811
Prior year adjustment—dividends	—	—	—	3,592

At 1 January 2004	558	179	139	18,403
Dividends paid	—	—	—	(8,623)

At 31 December 2004	558	179	139	9,780
Profit for the year	—	—	—	637
Dividends received	—	—	—	22,500
Dividends paid	—	—	—	(4,202)
Buy back of shares	(18)	—	18	(8,350)

At 31 December 2005	540	179	157	20,365

25.   FINANCIAL COMMITMENTS AND CONTINGENT LIABILITIES

At balance sheet date the Group had forward exchange contracts to purchase US$15,500,000 (2004—US$15,300,000) outstanding. The loss on the outstanding contracts at year end is £390,439 (2004—gain £581,803).

The Company has guaranteed payment of amounts due by Marston Book Services Ltd, formerly its joint venture Company, in respect of rental agreements amounting to £447,000 per annum until September 2010 (2004—£447,000).

26.   PENSION PROVISIONS AND ARRANGEMENTS

The Group's main pension commitments are in the UK, where the Group participates jointly and severally in the Blackwell's Pension Fund. This scheme exists to provide pension benefits to UK employees of the Blackwell Publishing (Holdings) Ltd group, together with the Blackwell Ltd group. The scheme is a defined benefit scheme funded by the payment of contributions to a separately administered trust fund providing benefits for the employees of Blackwell Publishing (Holdings) Ltd and Blackwell Ltd and their UK subsidiaries based on the average of the 3 highest years pensionable pay in the 10 years prior to retirement. The assets of the scheme are held separately from those of the companies, being invested via fund managers under the control of the scheme's trustees. Contributions to the scheme are assessed in accordance with the advice of professionally qualified actuaries. The scheme was closed to new entrants with effect from 1 January 2006.

For the year ended 31 December 2005, the Group is required to account for pension commitments in accordance with FRS 17 (Retirement Benefits).

The Group's pension costs are analysed as follows:

	2005	2004
	£'000	£'000
FRS 17 amount charged to operating profit (see note 26(b))	4,137	1,981
Prior years provision under SSAP 24	(963)	—
Overseas subsidiaries schemes	294	241

Charge to operating profit (see note 6)	3,468	2,222
Surplus of the expected return on pension scheme assets over the interest on pension scheme liabilities and credited to other finance income.	(74)	(39)

	3,394	2,183

A full actuarial valuation was carried out on the 1 April 2005 and updated to 31 December 2005 together with a comparative position for the year ended 31 December 2004 by the qualified independent actuary, Aon Consulting.

(a)   Composition of the scheme

The Group operates a defined benefit scheme in the UK in which the UK Company, Blackwell Publishing Limited, is one of the Participating Employers. This disclosure relates solely to Blackwell Publishing Limited.

The share of the assets of the Fund applicable to Blackwell Publishing Limited has been calculated in proportion to the liabilities as at the actuarial valuation at 1 April 2005.

The major assumptions used by the actuary were:

	At 31 December 2005	At 31 December 2004	At 31 December 2003
	%	%	%
Rate of increase in salaries	4.65	4.65	4.55
Rate of increase to pensions in payment accrued before 6 April 1997	2.70	2.70	2.60
Rate of increase to pensions in payment accrued after 5 April 1997	2.70	2.70	2.60
Rate of increase of deferred pensions	2.90	2.90	2.80
Discount rate	4.80	5.30	5.40
Inflation assumption	2.90	2.90	2.80

The Blackwell Publishing Limited contributions during the accounting period amounted to £5,459,000 and the agreed Company contribution rate for the 2006 year is 10.65% of pensionable payroll.

The Fund was closed to new entrants on 1 January 2006 so the average age of the membership is expected to increase over time. Because the projected unit method is used to calculate the current service cost, it is expected that the current service costs will increase as the members of the Fund approach retirement.

The assets in the scheme and the expected rate of return were:

	Long-term rate of return expected at 31 December 2005	Value at 31 December 2005	Long-term rate of return expected at 31 December 2004	Value at 31 December 2004	Long-term rate of return expected at 31 December 2003	Value at 31 December 2003
	%	£'000%		£'000%		£'000
Equities	7.80	22,101	8.00	18,849	8.00	18,546
Bonds	4.80	13,222	5.40	11,566	5.40	9,007
Other	4.50	5,264	5.00	823	3.80	955

Total market value of assets		40,587		31,238		28,508
Present value of scheme liabilities		(52,910)		(41,231)		(35,948)

Deficit in the scheme		(12,323)		(9,993)		(7,440)
Related deferred tax asset		3,697		2,998		2,232

Net pension liability		(8,626)		(6,995)		(5,208)

(b)   Analysis of the amount charged to operating profit

	31 December 2005	31 December 2004
	£'000	£'000
Current service cost	2,365	1,981
Past service cost	1,772	—

Total operating charge	4,137	1,981

(c)   Analysis of the amount credited to interest receivable

	31 December 2005	31 December 2004
	£'000	£'000
Expected return on pension scheme assets	2,274	2,026
Interest on pension scheme liabilities	(2,200)	(1,987)

Net return	74	39

(d)   Analysis of the amount recognised in Statement of Total Recognised Gains and Losses (STRGL) before related deferred tax

	31 December 2005	31 December 2004
	£'000	£'000
Actual return less expected return on pension scheme assets	1,933	(158)
Experience loss arising on the scheme liabilities	(13)	243
Loss arising from changes in assumptions underlying the scheme liabilities	(5,646)	(1,853)

Actuarial loss recognised in the STRGL	(3,726)	(1,768)

(e)   Movements in deficit during the year

	31 December 2005	31 December 2004
	£'000	£'000
Deficit in scheme at beginning of the year	(9,993)	(7,440)
Movement in year:
Current service cost	(2,365)	(1,981)
Contributions	5,459	1,157
Past service costs	(1,772)	—
Other finance income	74	39
Actuarial loss	(3,726)	(1,768)

Deficit in scheme at the end of the year	(12,323)	(9,993)

(f)    History of experience gains and losses

	31 December 2005	31 December 2004
Difference between the expected and actual return on scheme assets:
Amount (£'000)	1,933	(158)
Percentage of scheme assets	5%	(1%)
Experience loss on scheme liabilities:
Amount (£'000)	(13)	243
Percentage of present value of the scheme liabilities	0%	1%
Total amount recognised in the statement of total recognised gains and losses:
Amount (£'000)	(3,726)	(1,768)
Percentage of present value of the scheme liabilities	(7%)	(4%)

Certain of the Company's subsidiary companies in the USA and Australia operate their own independent defined contribution pension and superannuation plans. The assets of these schemes are held in separately administered funds. All contributions owing at the year end have been paid and there are no contingent liabilities in respect of the schemes.

27.   TRANSACTIONS WITH RELATED PARTIES

Blackwell Publishing Limited, a subsidiary company, sold books and journals in the normal course of trading on an arm's length basis totalling £1,310,000 (2004—£1,794,000) to Blackwell Ltd. Blackwell Ltd is a Company related through common shareholders.

SECTION 2—RESULTS FOR THE 6 MONTH PERIOD ENDED 30 JUNE 2006:

Financial Highlights

	Results 6 months to 30 June 2006	Results 6 months to 30 June 2005	Audited Accounts year ended 31 December 2005
	(£ million)
Turnover	109.5	96.7	210.0
EBITDA	20.7	15.1	40.6
Profit before tax and exceptional items	19.8	14.6	38.4
Profit before tax	19.8	14.6	40.1
Dividend paid in period			5.6

Note:    The results to 31 December 2005 include an exceptional gain of £1.6m in respect of the release of a provision made in previous years against an underwriting obligation to a third party which had been discharged that year.

PART V

ADDITIONAL INFORMATION

1
1          RESPONSIBILITY

1.1
The Blackwell Publishing Directors, whose names are set out in paragraph 2.1 of this Part V, accept responsibility for the information contained in this document, except for the information for which responsibility is taken by the Wiley Europe Directors. Save as aforesaid, to the best of the knowledge and belief of the Blackwell Publishing Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.2
Wiley accepts responsibility for the information contained in this document relating to the Wiley Group (insofar as the same relates to the Wiley Group or the Wiley Europe Directors), including specifically, the information set out in paragraph 5 of Part I and paragraph 9 of Part II of this document (Directors, Management and Employees), paragraph 7 of Part I of this document (Pensions), paragraph 7 of Part II of this document (Information relating to Wiley Europe) and paragraph 11 of Part II of this document (Financing of the Acquisition) and the information contained in the following sections of this Part V of this document (insofar as each section relates to the Wiley Group or the Wiley Europe Directors):

(i)
paragraph 2.2 (Directors);

(ii)
paragraph 3.1.2 (Interests in Blackwell Publishing Shares);

(iii)
paragraph 5 (Financing of the Acquisition); and

(iii)
paragraph 6 (Other Information) (other than paragraphs 6.3 and 6.4).

1.3
To the best of the knowledge and belief of Wiley (which has taken all reasonable care to ensure that such is the case) the information contained herein for which it is responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

2
2          DIRECTORS

2.1
The Blackwell Publishing Directors and their respective functions are as follows:

Name	Position held
Nigel Blackwell	Chairman
René Olivieri	Chief Executive Officer
Robert Campbell	President
Christopher Hall	Chief Financial Officer
Philip Blackwell	Non-Executive
Dr Nicola Quinnen	Non-Executive
Dr Alan Munro	Non-Executive
David Ure	Non-Executive

    Blackwell Publishing's registered office is at 9600 Garsington Road, Oxford OX4 2DQ.

2.2
The Wiley Europe Directors and their respective functions are as follows:

Name	Position held
Helen Bailey	Director
Ellis Cousens	Director
Ernest Kirkwood	Director
Clifford Morgan	Director

    Wiley Europe's registered office is at The Atrium, Southern Gate, Chichester, West Sussex PO19 8SQ.

3
3          DISCLOSURE OF INTERESTS

3.1
Interests in Blackwell Publishing Shares

3.1.1
The interests of those Blackwell Publishing Shareholders who have a beneficial interest in, in aggregate, more that 3 per cent. of each class of the Blackwell Publishing Shares are as follows:

      A Shares:

Name	Number of A Shares	Per cent. of A Shares
Blackwell Limited	8,708	3.630
James Blackwell	11,245	4.688
Julian Blackwell	76,755	31.997
Nigel Blackwell	108,373	45.178
Philip Blackwell	13,659	5.694
Robert Campbell and Nigel Blackwell	7,692	3.207

      B Shares:

Name	Number of B Shares	Per cent. of B Shares
Blackwell Limited	548,597	10.682
Nigel Blackwell	699,449	13.620
Blackwell Publishers (Trustees) Limited	376,904	7.339
HSBC Branch Nominees (UK) Limited	615,385	11.983
Nigel Blackwell and Robert Campbell	176,860	3.444
Nigel Blackwell, Francis Akers-Douglas and Nigel Roots	777,949	15.148
Vincentia Limited	155,013	3.018

      C Shares:

Name	Number of C Shares	Per cent. of C Shares
René Olivieri	200,000	100

      Subscriber Shares:

Name	Number of Subscriber Shares	Per cent. of Subscriber Shares
Julian Blackwell	1	50
Nigel Blackwell	1	50
3.1.2
As at the close of business on 27 November 2006 (being the latest practicable date prior to publication of this document), Wiley Europe had, by virtue of the irrevocable undertakings referred to in paragraph 4 of Part I of this document, interests in:

(i)
200,226 A Shares (representing approximately 83.47 per cent. of the issued A Shares);

(ii)
1,667,933 B Shares (representing approximately 32.48 per cent. of the issued B Shares);

(iii)
200,000 C Shares (representing 100 per cent. of the issued C Shares); and

(iv)
two Subscriber Shares (representing 100 per cent. of the issued Subscriber Shares)

    which, in aggregate, represent approximately 37.09 per cent. of Blackwell Publishing's issued share capital.

3.1.3
As at the close of business on 27 November 2006 (being the latest practicable date before the posting of this document), the interests of the Blackwell Publishing Directors are as set out in paragraph 3.1.1 above.

3.1.4
As at the close of business on 27 November 2006 (being the latest practicable date before the posting of this document), the following options over the following number of B Shares had been granted to Blackwell Publishing Directors under the Blackwell Publishing Share Schemes and remain outstanding:

    Robert Campbell

Number of Scheme Shares Under Option	Exercise Price (£)	Date of Grant
7,000	8.31	1 January 2001

    Christopher Hall

Number of Scheme Shares Under Option	Exercise Price (£)	Date of Grant
20,000	33.07	16 May 2005
5,000	38.53	25 May 2005

    René Olivieri

Number of Scheme Shares Under Option	Exercise Price (£)	Date of Grant
6,829	6.37	March 2000
3.1.5
The Blackwell Publishing Directors who have interests in Blackwell Publishing Shares have all confirmed that they intend to vote in favour of the Scheme at the Court Meetings (or, in the case of the C Shareholder only, approve the passing of the Written Resolution) and vote in favour of the resolutions to be proposed at the Class Meeting and the EGM. Upon the Scheme becoming Effective, the Scheme Shares held by the Blackwell Publishing Directors will be cancelled and the relevant Blackwell Publishing Director will receive cash on the basis set out in paragraph 3 of Part II of this document.

3.1.6
The Blackwell Publishing Directors who have options over Scheme Shares intend to exercise such Options. They will, accordingly, acquire with Scheme Shares on the terms of the relevant option. Upon the Scheme becoming Effective, these Scheme Shares will be cancelled and the relevant Blackwell Publishing Director will receive cash on the basis set out in paragraph 3 of Part II of this document.

3.2
General

3.2.1
Save as disclosed in this paragraph 3, as at 27 November 2006 (being the latest practicable date before the posting of this document) none of Blackwell Publishing or any other member of the Blackwell Publishing Group or the Blackwell Publishing Directors, any members of the Blackwell Publishing Directors' immediate families nor any connected person (within the meaning of section 346 of the Companies Act) owned or controlled or (in the case of the Blackwell Publishing Directors, their immediate families and connected persons) was interested, directly or indirectly, in any Blackwell Publishing Shares.

3.2.2
Save for the irrevocable undertakings described in paragraph 4 of Part I of this document from certain Blackwell Publishing Directors pursuant to which such Blackwell Publishing Directors have undertaken not to dispose of or acquire any Blackwell Publishing Shares and the arrangements between Blackwell Publishing and Wiley Europe in the Transaction Co-operation Agreement (as set out in paragraph 5 of this Part V), neither Wiley Europe nor any person acting in concert with Wiley Europe for the purposes of the Acquisition has any arrangement with any person in relation to any Blackwell Publishing Shares.

4
ARRANGEMENTS WITH BLACKWELL PUBLISHING DIRECTORS

4.1
It has been agreed with Wiley Europe that each of the Blackwell Publishing Directors will resign from his or her office as a Blackwell Publishing Director, and as director of any member of the Blackwell Publishing Group of which he or she is a director, without compensation for loss of office. These resignations will take effect immediately upon the Scheme becoming Effective or, if later, when replacement directors nominated by Wiley Europe take office. Notwithstanding their resignations as Blackwell Publishing Directors, the executive Blackwell Publishing Directors (being René Olivieri, Christopher Hall and Robert Campbell) will retain their executive functions within the Blackwell Publishing Group subject to their existing service agreements.

4.2
Nigel Blackwell has entered into a settlement agreement with his employer, Blackwell Science Limited, under which, in addition to agreeing that he will resign from his office as a Blackwell Publishing Director and as director of Blackwell Science Limited and Blackwell Publishing Limited, he has agreed that his service agreement with Blackwell Science Limited will terminate upon the Scheme becoming Effective. Blackwell Science Limited has agreed to make a payment of £400,000 to Nigel Blackwell in consideration for the termination of his service agreement.

4.3
Robert Campbell has agreed to a variation to the terms of his existing service agreement with Blackwell Science Limited under which he has agreed that the notice to be given by him to terminate his employment with Blackwell Science Limited will increase from 9 months to 18 months upon the Scheme becoming Effective.

5
FINANCING OF THE ACQUISITION

    Wiley Europe has secured the requisite funds to acquire the Blackwell Publishing Shares through a committed financing led by a US-based money-centre bank. Financing will consist of a Term Loan facility and a Revolving Credit facility which will ultimately be syndicated by the lead bank principally among a group of banks that have existing relationships with the Wiley Group. The lead bank has completed extensive financial and legal due diligence concerning both Blackwell Publishing and Wiley Europe to reach its commitment to provide financing.

6
OTHER INFORMATION

6.1
Save as disclosed in this document, no agreement, arrangement or understanding (including any compensation arrangement) exists between Wiley Europe or any party acting in concert with Wiley Europe for the purposes of the Acquisition, and any of the Blackwell Publishing Directors, or recent directors, shareholders or recent shareholders of Blackwell Publishing having any connection with or dependence upon the outcome of the Acquisition.

6.2
There is no agreement, arrangement or understanding whereby the beneficial ownership of any of the Scheme Shares acquired by Wiley Europe in pursuance of the Acquisition will be transferred to any other person.

6.3
Save as disclosed in this document, the total emoluments of the Blackwell Publishing Directors will not be affected by the acquisition of the Company or by any other associated transactions.

6.4
JPMorgan Cazenove has given and has not withdrawn its written consent to the issue of this document with the inclusion herein of the references to its name in the form and context in which they appear.

6.5
Settlement of the Consideration to which each Scheme Shareholder is entitled under the Scheme will be implemented in full in accordance with the terms of the Scheme.

7
DOCUMENTS AVAILABLE FOR INSPECTION

    Copies of the following documents will be available for inspection by Blackwell Publishing Shareholders only during normal business hours on any business day at the offices of Macfarlanes, 10 Norwich Street, London EC4A 1BD up to and including the Effective Date or the date that the Scheme lapses or is withdrawn, whichever is the earlier:

7.1
the memorandum and articles of association of Blackwell Publishing;

7.2
Blackwell Publishing's annual Report and Accounts for the financial year ended 31 December 2005 and the unaudited results of Blackwell Publishing for the 6 month period to 30 June 2006;

7.3
the Transaction Co-operation Agreement and, to the extent not separately listed in this paragraph 7 the documents relating thereto in Agreed Form;

7.4
the rules of the Blackwell Publishing Share Schemes;

7.5
the resignation agreements made between the relevant member of the Blackwell Publishing Group and, respectively, each of the Blackwell Publishing Directors;

7.6
the settlement agreement made between Nigel Blackwell and Blackwell Science Limited;

7.7
the letter confirming the variation to Robert Campbell's service agreement with Blackwell Science Limited;

7.8
the irrevocable undertakings to vote in favour of the Acquisition referred to in paragraph 4 of Part I of this document;

7.9
the written consent referred to in paragraph 7.4 of this Part V; and

7.10
this document, the Forms of Proxy and the Written Resolution.

PART VI

THE SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE CHANCERY DIVISION COMPANIES COURT	No. of 2006

IN THE MATTER OF BLACKWELL PUBLISHING (HOLDINGS) LIMITED

and

IN THE MATTER OF THE COMPANIES ACT 1985

SCHEME OF ARRANGEMENT

(UNDER SECTION 425 OF THE COMPANIES ACT 1985)

between

BLACKWELL PUBLISHING (HOLDINGS) LIMITED

and

THE SCHEME SHAREHOLDERS

(as hereinafter defined)

Preliminary

(A)
In this Scheme the following expressions have the meanings stated, unless they are inconsistent with the subject or context:

    A Shares:    A (voting) shares of £0.10 each in the capital of the Company;

    B Shares:    B (restricted voting) shares of £0.10 each in the capital of the Company;

    Business Day:    any day (excluding Saturdays, Sundays and public holidays) on which banks are open for business in London;

    Capital Reduction:    the reduction of capital of the Company pursuant to Clause 1.1 of this Scheme;

    Companies Act:    the Companies Act 1985, as amended;

    Company:    Blackwell Publishing (Holdings) Limited, a private limited company incorporated in England and Wales under registered number 3162848;

    Consideration:    the cash consideration payable by Wiley to Scheme Shareholders pursuant to Clause 2 of this Scheme;

    Court:    the High Court of Justice in England and Wales;

    Court Hearing:    the hearing by the Court of the petition to sanction the Scheme and to confirm the Capital Reduction

    Court Meetings:    the meetings of the holders of each class of the Scheme Shares (other than the C Shares) to be convened pursuant to an order of the Court pursuant to section 425 of the Companies Act for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment) of which notice is set out in Part X of the Scheme Circular and any adjournment thereof (and "Court Meeting" shall be construed accordingly);

    Court Order:    the order of the Court (i) sanctioning the Scheme under section 425 of the Companies Act and (ii) confirming the Capital Reduction under section 137 of the Companies Act;

    C Shares:    C (restricted voting) shares of £0.01 each in the capital of the Company;

    Effective Date:    the date on which the Scheme becomes effective in accordance with its terms;

    Guarantor:    John Wiley & Sons, Inc., a corporation incorporated under the laws of New York, whose principal place of business is at 111 River Street, Hoboken, NJ 07030-5774;

    Minute:    the minute (approved by the Court) showing with respect to the Company's share capital, as altered by the Court Order, the information required by section 138 of the Companies Act;

    New Shares:    the Shares to be created and issued credited as fully paid to Wiley pursuant to the Scheme;

    Scheme:    this scheme of arrangement under section 425 of the Companies Act between the Company and the Scheme Shareholders in its present form with or subject to any modification hereof or addition hereto or condition approved or imposed by the Court and agreed by the Company;

    Scheme Circular:    the circular setting out details of this Scheme prepared by the Company and sent to the holders of Shares on 28 November 2006;

    Scheme Record Time:    5.00 p.m. on the last Business Day immediately prior to the Effective Date;

    Scheme Shareholders:    the registered holders of Scheme Shares as appearing in the register of the members of the Company as at the Scheme Record Time (and "Scheme Shareholder" shall be construed accordingly);

    Scheme Shares:    Shares in issue as at the date of the Scheme Circular, namely 28 November 2006;

    Shares:    together, A Shares, B Shares, C Shares and Subscriber Shares;

    Subscriber Shares:    subscriber shares of £1.00 each in the capital of the Company;

    Transaction Co-operation Agreement:    the transaction co-operation agreement dated 17 November 2006 and made between the Company, Wiley, the Guarantor and Nigel Blackwell;

    Voting Record Time:    the time fixed by the Court and the Company for determining the entitlement to vote at the Court Meetings, as set out in the notice thereof, and for the purposes of approving the passing of the Written Resolution;

    Wiley:    Wiley Europe Investment Holdings Limited, a private limited company incorporated in England and Wales under registered number 4272510; and

    Written Resolution:    the written resolution of the holder of the C Shares proposed pursuant to an order of the Court pursuant to section 425 of the Companies Act for the purpose of approving the Scheme (with or without amendment).

(B)
The authorised share capital of the Company at 26 November 2006 is £789,615 divided into 254,800 A Shares, 6,000,000 B Shares, 2,500,000 C Shares, 1,390,270 G Shares and 100 Subscriber Shares, of which 239,880 A Shares, 5,135,606 B Shares, 200,000 C Shares and 2 Subscriber Shares have been issued and are fully paid up, or credited as fully paid up. The remainder are unissued.

(C)
As at the date of this Scheme, Wiley does not own any Shares.

(D)
Wiley has agreed to appear on the hearing of the petition to sanction this Scheme (whether by its own representative or by Counsel), to consent to this Scheme and to undertake to the Court to be bound hereby and to execute and do, or procure to be executed and done, all such documents, acts or things as may be necessary or desirable to be executed or done by it or on its behalf for the purpose of giving effect to the Scheme.

1
1          CANCELLATION OF SCHEME SHARES AND ISSUE OF NEW SHARES

1.1
The issued share capital of the Company shall be reduced by cancelling and extinguishing all the Scheme Shares.

1.2
Forthwith and contingently upon the Capital Reduction taking effect (and notwithstanding any provision in the Company's articles of association):

1.2.1
the share capital of the Company shall be increased to its former amount by the creation of such number of New Shares as shall be equal to the number of Scheme Shares cancelled as aforesaid and having the same rights as the Scheme Shares so cancelled; and

1.2.2
the Company shall appropriate and apply the amount credited to the books of account of the Company arising as a result of such reduction of capital taking effect in paying up in full all of the

  New Shares created pursuant to Clause 1.2.1, which shall be allotted and issued credited as fully paid to Wiley for the sums to be paid by Wiley as set out in Clause 2.

2
2          CONSIDERATION FOR CANCELLATION OF SCHEME SHARES

    In consideration for the cancellation of the Scheme Shares and the issue to Wiley of the New Shares as provided in Clause 1, Wiley shall pay to, or for the account of, each of the Scheme Shareholder a cash sum of:

2.1
£553.07 in cash for each A Share held by that Scheme Shareholder;

2.2
£89.95 in cash for each B Share held by that Scheme Shareholder;

2.3
£89.95 in cash for each C Share held by that Scheme Shareholder; and

2.4
£1.00 in cash for each Subscriber Share held by that Scheme Shareholder and accordingly, the aggregate consideration payable shall be £564,632,191.

3
3          SETTLEMENT

3.1
As soon as reasonably practicable, and in any event within four Business Days, after the Effective Date, the total amount of Consideration due to each Scheme Shareholder shall be settled by cheque drawn on a branch of a clearing bank in the United Kingdom and despatched by first class post addressed to the person entitled thereto to the address appearing in the register of members of the Company or, in the case of joint holders, to the address of the holder whose name stands first in such register in respect of the joint holding concerned at the Scheme Record Time. Cheques shall be payable to the Scheme Shareholder concerned or, in the case of joint holders, to the holder whose name stands first in the register of members of the Company in respect of the joint holding concerned.

3.2
All such payments referred to in Clause 3.1 shall be made in pounds sterling.

3.3
Neither Wiley nor the Company nor their nominees shall be responsible for any loss or delay in the transmission of cheques sent in accordance with this Scheme which shall be sent at the risk of the addressee provided always that, if a Scheme Shareholder notifies Wiley within six months of despatch that any cheque has been lost or destroyed, Wiley will issue or procure the issue of a replacement cheque or otherwise tender payment.

3.4
The provisions of this Clause 3 shall take effect subject to any prohibition or condition imposed by law.

4
CERTIFICATES AND CANCELLATION

    With effect from, and including, the Effective Date all certificates representing Scheme Shares shall cease to be valid as documents of title to the Shares represented thereby and shall be cancelled and each Scheme Shareholder shall be bound at the request of the Company to deliver up the same to the Company or to any person nominated by the Company for cancellation.

5
OPERATION OF THIS SCHEME/EFFECTIVE DATE

5.1
This Scheme shall become effective as soon as office copies of (i) the Court Order sanctioning this Scheme under section 425 of the Companies Act and confirming under section 137 of the Companies Act the reduction of the capital of the Company provided for by Clause 1 and (ii) the Minute shall have been delivered by the Company to the Registrar of Companies for registration and, in the case of the confirmation of the Capital Reduction, registered by him.

5.2
Unless this Scheme shall become effective on or before 31 March 2007 or such later date, if any, as Wiley and the Company may agree and the Court may allow, this Scheme shall never become effective.

6
MODIFICATION

    Wiley and the Company may jointly consent on behalf of all persons concerned or affected to any modification of, or addition to, this Scheme or to any condition approved or imposed by the Court.

Dated:            2006

PART VII

UNITED KINGDOM TAXATION

The paragraphs set out below summarise certain UK tax consequences of the implementation of the Proposals for Blackwell Publishing Shareholders, based on current UK legislation and on what is understood to be current HMRC practice as at the date of this document. They are intended as a general guide and (except where express reference is made to the position of non-UK resident shareholders) apply only to Blackwell Publishing Shareholders who are resident and, if individuals, ordinarily resident in the UK for tax purposes. They relate only to Blackwell Publishing Shareholders who hold their Blackwell Publishing Shares directly as an investment (other than under a personal equity plan or an individual savings account) and who are absolute beneficial owners of those Blackwell Publishing Shares.

These paragraphs do not deal with certain types of Blackwell Publishing Shareholders, such as persons holding or acquiring or being deemed to acquire or hold Blackwell Publishing Shares in the course of trade or by reason of employment. Special considerations may also apply to Blackwell Publishing Shareholders who have acquired or acquire their Blackwell Publishing Shares under the Blackwell Publishing Share Schemes.

If you are in any doubt as to your tax position, or you are subject to taxation in any jurisdiction other than the UK, you are strongly advised to consult an appropriate independent professional adviser.

Cancellation of Blackwell Publishing Shares and receipt of consideration

A Blackwell Publishing Shareholder's liability to UK tax will depend on their individual circumstances.

The receipt by a Blackwell Publishing Shareholder who is resident or ordinarily resident in the UK of cash under the Scheme should, be treated as a disposal of their Blackwell Publishing Shares which may, depending on the Blackwell Publishing Shareholder's individual circumstances (including the availability of exemptions or allowable losses), give rise to a liability to UK tax on chargeable gains.

Miscellaneous

Blackwell Publishing will be making an application to HMRC for confirmation, pursuant to section 707 of the Income and Corporate Taxes Act 1988, that section 703 of that Act, which provides for the cancellation of a tax advantage arising from certain transactions in securities and which might affect the UK tax treatment of the Scheme, will not apply.

Stamp duty and stamp duty reserve tax

No liability to stamp duty will arise and no stamp duty reserve tax will be payable by Blackwell Publishing Shareholders in respect of the cancellation of the Blackwell Publishing Shares or the issue of the New Blackwell Publishing Shares by Blackwell Publishing to Wiley Europe pursuant to the Scheme.

PART VIII

SOURCES AND BASES

1
Unless otherwise stated, the financial information on Blackwell Publishing is extracted from Blackwell Publishing's annual Report and Accounts for the financial year ended 31 December 2005 and from the unaudited results of Blackwell Publishing for the 6 month period to 30 June 2006.

2
The Proposals value each A Share at £353.07, each B Share at £89.95, each C Share at £89.95 and each Subscriber Share at £1.00.

3
As at the close of business on 26 November 2006, Blackwell Publishing had in issue 239,880 A Shares, 5,135,606 B Shares, 200,000 C Shares and 2 Subscriber Shares.

PART IX

DEFINITIONS

"Acquisition"	the proposed acquisition of the entire issued share capital of Blackwell Publishing by Wiley by means of the Scheme;
"Agreed Form"	in the form agreed between Blackwell Publishing and Wiley for the purposes of the Transaction Co-operation Agreement;
"A Shareholders"	the holders of the issued A Shares;
"A Shares"	A (voting) shares of £0.10 each in the capital of Blackwell Publishing;
"Blackwell Limited"	Blackwell Limited (company number 2762961) whose registered office is at Beaver House, Hythe Street Bridge, Oxford OX1 2ET;
"Blackwell's Pension Fund"	the Blackwell's Pension Fund;
"Blackwell Publishing Board"	the board of directors of Blackwell Publishing;
"Blackwell Publishing Group"	Blackwell Publishing and its subsidiary undertakings;
"Blackwell Publishing Limited"	Blackwell Publishing Limited (company number 180271) whose registered office is at 9600 Garsington Road, Oxford OX4 2DQ;
"Blackwell Publishing" or the "Company"	Blackwell Publishing (company number 3162848) whose registered office is at 9600 Garsington Road, Oxford OX4 2DQ;
"Blackwell Publishing Shareholders"	holders of Blackwell Publishing Shares;
"Blackwell Publishing Shares"	(i) prior to the Scheme Record Time, the Existing Blackwell Publishing Shares and (ii) after the Scheme Record Time, the New Blackwell Publishing Shares;
"Blackwell Publishing Share Schemes"
the Blackwell Publishing (Holdings) Limited Inland Revenue Approved Company Share Option Plan, the Blackwell Publishing (Holdings) Limited Unapproved Company Share Option Plan, the Blackwell Science Limited Executive Share Option Scheme and the Blackwell Publishers Limited Share Option Scheme;
"Blackwell Science Limited"	Blackwell Science Limited (company number 349566) whose registered office is at 9600 Garsington Road, Oxford OX4 2DQ;
"B Shareholders"	the holders of the issued B Shares;
"B Shares"	B (restricted voting) shares of £0.10 each in the capital of Blackwell Publishing;
"Business Day"	any day (excluding Saturdays, Sundays and public holidays) on which banks are open for business in the City of London and in New York;
"Capital Reduction"	the proposed reduction of capital of Blackwell Publishing pursuant to the Scheme;
"Cash Certificate"
the certificate in the Agreed Form to be delivered by Blackwell Publishing to Wiley Europe on or prior to 15 December 2006 confirming that Blackwell Publishing's Total Cash Amount (as defined therein) as at the date by reference to which the certificate is given is equal to or greater than the sum of £78,358,660 plus an amount equal to the Pensions Liability (as defined therein);
"Class Meeting"
the meeting of the holders of the B Shares (and any adjournment thereof) convened for the purposes of approving the variation to the class rights of the B Shares envisaged by the resolution to be proposed at the Extraordinary General Meeting;

"Companies Act"	the Companies Act 1985 (as amended);
"Conditions"
the conditions to the implementation of the Proposals set out in Part III of this document (and "Condition" means any one of them and any reference to a particular numbered Condition shall be a reference to the definitions given to certain of the Conditions in paragraph 3 of Part III of this document);
"Consideration"	the cash consideration payable by Wiley Europe to Scheme Shareholders pursuant to Clause 2 of the Scheme, being:
(i) £353.07 for each A Share held by a Scheme Shareholder;
(ii) £89.95 for each B Share held by a Scheme Shareholder;
(iii) £89.95 for each C Share held by a Scheme Shareholder; and
(iv) £1.00 for each Subscriber Share held by a Scheme Shareholder;
"Court"	the High Court of Justice in England and Wales;
"Court Hearing"	the hearing by the Court of the petition to sanction the Scheme and to confirm the Capital Reduction;
"Court Meetings"
the meetings of the holders of each class of the Blackwell Publishing Shares (other than the C Shares) to be convened pursuant to an order of the Court pursuant to section 425 of the Companies Act for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment) and any adjournment thereof (and "Court Meeting" shall mean the relevant one of them);
"Court Order"	the order of the Court (i) sanctioning the Scheme under section 425 of the Companies Act and (ii) confirming the Capital Reduction;
"C Shareholder"	the sole holder of the issued C Shares (being René Olivieri);
"C Shares"	C (restricted voting) shares of £0.01 each in the capital of Blackwell Publishing;
"Directors" or "Blackwell Publishing Directors"	the directors of Blackwell Publishing (and/or any of its subsidiary undertakings, as the case may be) and any one of them as the context may require;
"Effective"
the Scheme having become effective pursuant to its terms by registration of the Court Order by the Registrar of Companies and issue by the Registrar of Companies of a certificate under section 138 of the Companies Act in relation to the Capital Reduction;
"Effective Date"	the date on which the Scheme becomes Effective;
"EGM" or "Extraordinary General Meeting"	the extraordinary general meeting of the A Shareholders and the B Shareholders (and any adjournment thereof) convened in connection with the Proposals;
"Existing Blackwell Publishing Shares"	together, (i) the A Shares, (ii) the B Shares, (iii) the C Shares and (iv) the Subscriber Shares;
"Explanatory Statement"
the explanatory statement relating to the Scheme, as set out in Part II of this document, which (together with the documents incorporated therein) constitute the explanatory statement as required by section 426 of the Companies Act;

"Forms of Proxy"
the blue, green and orange forms of proxy in connection with the Court Meetings, the white form of proxy in connection with the Class Meeting and the pink form of proxy in connection with the EGM (or any of them) as the context requires;
"HMRC"	HM Revenue & Customs;
"JPMorgan Cazenove"	JPMorgan Cazenove Limited (company number 4153386) whose registered office is at 20 Moorgate, London EC2R 6DA;
"Meetings"	the Court Meetings, the Class Meeting and the EGM (or any of them) as the context requires;
"Minute"	the minute (approved by the Court) showing with respect to Blackwell Publishing's share capital, as altered by the Court Order, the information required by section 138 of the Companies Act;
"New A Shares"	A (voting) shares of £0.10 each in the capital of Blackwell Publishing to be created and issued credited as fully paid to Wiley Europe pursuant to the Scheme;
"New Blackwell Publishing Shares"	together, (i) the New A Shares, (ii) the New B Shares, (iii) the New C Shares and (iv) the New Subscriber Shares;
"New B Shares"	B (restricted voting) shares of £0.10 each in the capital of Blackwell Publishing to be created and issued credited as fully paid to Wiley Europe pursuant to the Scheme;
"New C Shares"	C (restricted voting) shares of £0.01 each in the capital of Blackwell Publishing to be created and issued credited as fully paid to Wiley Europe pursuant to the Scheme;
"New Subscriber Shares"	subscriber shares of £1.00 each in the capital of Blackwell Publishing to be created and issued credited as fully paid to Wiley Europe pursuant to the Scheme;
"Overseas Shareholders"
Blackwell Publishing Shareholders (including any individual partnership, unincorporated syndicate or organisational, incorporated organisation, trust, trustee, executor, administrator or other legal representative) in, or resident in any jurisdiction whom Blackwell Publishing is advised to treat as restricted overseas persons in order to observe the laws of such jurisdiction or to avoid the requirement to comply with any governmental or other consent, registration, filing or other formality which Blackwell Publishing regards as unduly onerous;
"parent undertaking"	shall have the meaning given to it in section 258 of the Companies Act (and "parent undertakings" shall be construed accordingly);
"Proposals"	the Acquisition and the Scheme and all and any other matters to be considered at the Meetings;
"Registrar of Companies"	the Registrar of Companies of England and Wales;
"Regulatory Authority"
any competent government department or regulatory authority that has jurisdiction over merger and acquisition transactions, including the German Federal Cartel Office and, in the United States, the Department of Justice and the Federal Trade Commission;
"Scheme"
the proposed scheme of arrangement under section 425 of the Companies Act between Blackwell Publishing and the Scheme Shareholders set out in Part VI of this document, with or subject to any modification thereof or addition thereto or condition approved or imposed by the Court and agreed by Blackwell Publishing;

"Scheme Record Time"	5.00 p.m. on the last Business Day immediately prior to the Effective Date;
"Scheme Shareholders"	the registered holders of Scheme Shares as appearing in the register of the members of Blackwell Publishing at the Scheme Record Time;
"Scheme Shares"
Blackwell Publishing Shares in issue at the date of this document excluding any Subscriber Shares in issue at such date if the Scheme is not approved at the Court Meeting of the Subscriber Shareholders;
"Subscriber Shareholders"	the holders of the issued Subscriber Shares;
"Subscriber Shares"	subscriber shares of £1.00 each in the capital of Blackwell Publishing;
"subsidiary undertaking"	shall have the meaning given to it in section 258 of the Companies Act (and "subsidiary undertakings" shall be construed accordingly);
"Transaction Co-operation Agreement"	the transaction co-operation agreement dated 17 November 2006 and made between Wiley Europe, Wiley, Blackwell Publishing and Nigel Blackwell;
"UK" or "United Kingdom"	United Kingdom of Great Britain and Northern Ireland;
"Voting Record Time"
the time fixed by the Court and Blackwell Publishing for determining the entitlement to vote at the Court Meetings, as set out in the notice thereof, and for the purposes of approving the passing of the Written Resolution;
"Wiley"	John Wiley & Sons, Inc., a corporation incorporated under the laws of New York, whose principal place of business is at 111 River Street, Hoboken, NJ 07030-5774;
"Wiley Europe"	Wiley Europe Investment Holdings Limited (company number 4272510) whose registered office is at The Atrium, Southern Gate, Chichester, West Sussex PO19 8SQ;
"Wiley Europe Board"	the board of directors of Wiley Europe;
"Wiley Europe Directors"	the directors of Wiley Europe;
"Wiley Group"	Wiley Europe, its parent undertakings and subsidiary undertakings and any subsidiary undertakings of such parent undertakings; and
"Written Resolution"
the written resolution of the C Shareholders proposed pursuant to an order of the Court pursuant to section 425 of the Companies Act for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment) and any adjournment thereof.

PART X

NOTICE OF COURT MEETINGS

IN THE HIGH COURT OF JUSTICE CHANCERY DIVISION COMPANIES COURT REGISTRAR •	No. • of 2006

IN THE MATTER OF BLACKWELL PUBLISHING (HOLDINGS) LIMITED
and
IN THE MATTER OF THE COMPANIES ACT 1985

NOTICE IS HEREBY GIVEN that, by an order dated 27 November 2006 made in the above matter, the Court has directed meetings (the "Court Meetings") to be convened of the holders of each class of the Scheme Shares (as defined in the Scheme of Arrangement referred to below but excluding the C (restricted voting) shares of £0.01 each) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement (the "Scheme of Arrangement") pursuant to section 425 of the Companies Act 1985 (the "Act") proposed to be made between Blackwell Publishing (Holdings) Limited (the "Company") and the holders of Scheme Shares and that such Court Meetings will be held at the offices of the Company at 9600 Garsington Road, Oxford OX4 2DQ on 22 December 2006 at the following respective times:

(i)
the holders of A (voting) shares of £0.10 each at 10.30 a.m.;

(ii)
the holders of B (restricted voting) shares of £0.10 each at 10.35 a.m. (or as soon thereafter as the meeting referred to in (i) above has been concluded or adjourned); and

(iii)
the holders of subscriber shares of £1.00 each at 10.40 a.m. (or as soon thereafter as the meeting referred to in (ii) above has been concluded or adjourned)

at which place and times all holders of such Scheme Shares are invited to attend.

A copy of the Scheme of Arrangement and a copy of the explanatory statement required to be furnished pursuant to section 426 of the Act in relation to the Scheme of Arrangement are incorporated in the document of which this Notice forms part.

Holders of Scheme Shares may vote in person at the Court Meetings or they may appoint another person as their proxy to attend and vote in their stead. A proxy need not be a member of the Company. Forms of Proxy applicable for each of the Court Meetings are enclosed with this Notice as follows:

(i)	A (voting) shares of £0.10 each	BLUE form
(ii)	B (restricted voting) shares of £0.10 each	GREEN form
(iii)	subscriber shares of £1.00 each	ORANGE form

Completion and return of the Forms of Proxy will not preclude a holder of Scheme Shares from attending and voting at the Court Meetings or any adjournment thereof in person if he wishes to do so.

In the case of joint holders of Scheme Shares, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holder(s) and for this purpose seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the relevant joint holding.

It is requested that Forms of Proxy be lodged with Manches LLP of 9400 Garsington Road, Oxford Business Park, Oxford OX4 2HN (marked for the attention of Patrick Baddeley) by not less than 48 hours before the time appointed for the relevant Court Meetings but, if forms are not so lodged, they may be handed to the Chairman before the taking of a poll at the relevant Court Meeting.

Only those shareholders registered in the register of members of the Company as at 5.00 p.m. on 20 December 2006 or, in the event that any of the Court Meetings are adjourned, in the register of members of the Company at 5.00 p.m. on the second day before the day of any adjourned meeting shall be entitled to attend or vote in respect of the number of shares registered in their name at the relevant time. Changes to entries in the register of members of the Company after 5.00 p.m. on 20 December 2006 or, in the event that any of the Court Meetings are adjourned, in the register of members of the Company after 5.00 p.m. on the second day before the day of any adjourned meeting shall be disregarded in determining the rights of any person to attend or vote at the Court Meetings.

By the said order, the Court has appointed Nigel Blackwell or, failing him, René Olivieri or, failing him Christopher Hall to act as Chairman of the Court Meetings and has directed the Chairman to report the result of the Court Meetings to the Court.

The Scheme of Arrangement will be subject to the subsequent sanction of the Court.

Dated 28 November 2006

Macfarlanes
10 Norwich Street
London EC4A 1BD

Solicitors for the Company

PART XI

NOTICE OF CLASS MEETING

of

BLACKWELL PUBLISHING (HOLDINGS) LIMITED

(Incorporated in England with registered number 3162848)

NOTICE IS HEREBY GIVEN that a Separate General Meeting of the holders of the B (restricted voting) shares of £0.10 each in the capital of the Company (the "B Shares") will be held at the offices of the Company at 9600 Garsington Road, Oxford OX4 2DQ on 22 December 2006 at 10.45 a.m (or, as soon thereafter as the last of the Court Meetings (as defined in Part IX of the document to which this Notice forms part) has been concluded or adjourned) for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as an extraordinary resolution:

EXTRAORDINARY RESOLUTION

THAT this Separate General Meeting of the holders of the B Shares hereby approves, authorises and sanctions the passing of the resolution set out in the Notice of Extraordinary General Meeting of the Company (notice of which is set out in Part XII of the document to which this Notice forms part) and hereby approves, authorises and sanctions every variation, abrogation or modification of the rights and privileges attached to the B Shares effected thereby.

Dated 28 November 2006

BY ORDER OF THE BOARD
Aldwych Secretaries Limited
 Secretary

Registered Office
9600 Garsington Road
Oxford
OX4 2DQ

PART XII

NOTICE OF EXTRAORDINARY GENERAL MEETING

of

BLACKWELL PUBLISHING (HOLDINGS) LIMITED

(Incorporated in England with registered number 3162848)

NOTICE IS HEREBY GIVEN THAT an Extraordinary General Meeting of Blackwell Publishing (Holdings) Limited (the "Company") will be held at the offices of Blackwell Publishing at 9600 Garsington Road, Oxford OX4 2DQ on 22 December at 10.50 a.m. (or as soon thereafter as the class meeting of the holders of B (restricted voting) shares of £0.10 each in the capital of the Company convened for the purposes of approving the variation to the class rights of such B (restricted voting) shares envisaged by the resolutions contained in this Notice on the same date and at the same place shall have concluded or been adjourned) for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as a special resolution:

SPECIAL RESOLUTION

THAT:

(1)
for the purpose of giving effect to the scheme of arrangement dated 28 November 2006 (the "Scheme") in its original form or with or subject to such modification, addition or condition agreed by the Company and approved or imposed by the Court:

(a)
the capital of the Company be reduced by cancelling and extinguishing all the Scheme Shares (as defined in the Scheme); and

(b)
subject to and forthwith upon the said reduction of capital taking effect and notwithstanding any other provision in the Company's articles of association:

(i)
the capital of the Company be increased to its former amount by the creation of such number of A (voting) shares of £0.10 each, B (restricted voting) shares of £0.10 each, C (restricted voting) shares of £0.01 each and subscriber shares of £1.00 each as shall be equal to the aggregate number of A (voting) shares, B (restricted voting) shares, C (restricted voting) shares and subscriber shares cancelled pursuant to paragraph (1)(a) above;

(ii)
the reserve arising in the books of the Company as a result of the said reduction of capital be applied in paying up in full the A (voting) shares, B (restricted voting) shares, C (restricted voting) shares and subscriber shares so created, such A (voting) shares, B (restricted voting) shares, C (restricted voting) shares and subscriber shares to be allotted and issued credited as fully paid to Wiley Europe (as defined in Part IX of the document to which this Notice forms part) in accordance with the Scheme; and

(iii)
the directors of the Company be generally and unconditionally authorised for the purposes of section 80 of the Companies Act 1985 to allot the shares in the capital of the Company created in paragraph (1)(b)(i) above, provided that (1) the maximum aggregate nominal amount of shares which may be allotted hereunder shall be the aggregate nominal amount of the shares created pursuant to paragraph (1)(b)(i), (2) this authority shall expire on the fifth anniversary of this resolution and (3) this authority shall be in addition and without prejudice to any other authority under the said section 80 previously granted and in force on the date on which this resolution is passed; and

(2)
with effect from the passing of this resolution, the articles of association of the Company be amended by including the following new article after article 6 as article 7 (and amending the remainder of the articles and any cross-references thereto accordingly):

  "Scheme of Arrangement

  (7)
  (A) In this Article 7, references to the "Scheme" are to the scheme of arrangement dated 28 November 2006 under Section 425 of the Companies Act 1985 between the Company and the Scheme Shareholders (as defined in the Scheme) as it may be modified or amended in accordance with its terms and expressions defined in the Scheme shall have the same meanings in this Article 7.

    (B)
    If the Company issues any B Shares on or after the Voting Record Time (as defined in the Scheme) and before the Scheme Record Time (as defined in the Scheme), such B Shares shall be issued subject to the terms of the Scheme (and shall be Scheme Shares for the purposes thereof) and the original or any subsequent holder or holders of such shares shall be bound by the Scheme accordingly.

    (C)
    Notwithstanding any other provision of these Articles, if any B Shares are issued to any person (a "New Member") other than to Wiley Europe Investment Holdings Limited (registered in England and Wales with company number 4272510) ("Wiley") after the Scheme Record Time, such New Member (or any subsequent holder) will, provided the Scheme has become effective, be obliged within five days of the issue of the same to transfer all the B Shares held by the New Member (or any subsequent holder) (the "Disposal Shares") to Wiley who shall be obliged to acquire all the Disposal Shares. The consideration for each Disposal Share transferred to Wiley shall be £89.95 in cash (or such greater amount as may be payable under the Scheme if modified in accordance with its terms) less an amount equal to the stamp duty payable on such transfer.

    (D)
    On any reorganisation of, or material alteration to, the share capital of the Company (including, without limitation, any subdivision and/or consolidation), the value of the cash payment per B Share to be paid under Article 7(C) shall be adjusted by the directors of the Company in such manner as the auditors of the Company may determine to be appropriate to reflect such reorganisation or alteration. References in this Article 7 to B Shares shall, following such adjustment, be construed accordingly.

    (E)
    To give effect to any transfer required by Article 7(C), the Company may appoint any person to execute and deliver as transferor a form of transfer or instructions of transfer on behalf of the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) in favour of Wiley and the Company may give a good receipt for the consideration for the Disposal Shares and may register Wiley as holder thereof and issue to it certificate(s) for the same. The Company shall not be obliged to issue a certificate to the New Member for any Disposal Shares. Wiley shall send a cheque drawn on a branch of a clearing bank in the United Kingdom in favour of the New Member (or any subsequent holder) for the purchase price of such Disposal Shares within two business days (being any day (excluding Saturdays, Sundays and public holidays) on which banks are open for business in the City of London and in New York) of the date on which the Disposal Shares are transferred by the New Member.

    (E)
    If the Scheme shall not have become effective by the date referred to in Clause 5.2 of the Scheme, this Article 7 shall be of no effect.

    (F)
    Notwithstanding any other provision of these Articles, both the Company and the Directors shall refuse to register the transfer of any Disposal Shares after the Scheme Record Time other than a transfer pursuant to Article 7(C) or a transfer from the trustee of an employee benefit trust pursuant to the exercise of options under any of the Blackwell Publishing (Holdings) Limited Inland Revenue Approved Company Share Option Plan, the Blackwell Publishing (Holdings) Limited Unapproved Company Share Option Plan, the Blackwell Science Limited Executive Share Option Scheme and the Blackwell Publishers Limited Share Option Scheme".

Dated 28 November 2006

BY ORDER OF THE BOARD
Aldwych Secretaries Limited
 Secretary

Registered Office
9600 Garsington Road
Oxford
OX4 2DQ

BLACKWELL PUBLISHING (HOLDINGS) LIMITED
(the "Company")

FORM OF PROXY FOR USE AT THE SEPARATE GENERAL MEETING OF HOLDERS
OF THE B (RESTRICTED VOTING) SHARES OF £0.10 EACH IN THE CAPITAL OF THE
COMPANY TO BE HELD ON FRIDAY 22 DECEMBER 2006 (THE "CLASS MEETING")

Please read the notice of the Class Meeting and the explanatory notes overleaf before completing this form.
I/We being (a) holder(s) of B (restricted voting) shares of £0.10 each in the capital of the Company ("B Shares") appoint the Chairman of the Class Meeting or

(see note 2 overleaf—do not insert your own name)

as my/our proxy to attend and vote on my/our behalf at the Class Meeting of holders of B Shares to be held at the offices of the Company at 9600 Garsington Road, Oxford OX4 2DQ on 22 December 2006 at 10.45 a.m. (or as soon thereafter as the court meeting of the holders of the subscriber shares of £1.00 each in the capital of the Company to be held at the same place on the same date has been concluded or adjourned) and at any adjournment of the Class Meeting. I/We would like my/our proxy to vote on the resolution to be proposed at the Class Meeting as indicated on this form. Unless otherwise instructed, my/our proxy may vote as he or she sees fit or abstain in relation to any business of the Class Meeting.

Note:    Please indicate with an X in the relevant space below how you wish your proxy to vote on the resolution to be proposed at the Class Meeting. Your proxy will exercise his/her discretion as to how he/she votes or whether he/she abstains from voting on the resolution to be proposed or on any other business at the Class Meeting (including amendments to the resolution) if either (a) no instruction is given in respect of the resolution or (b) the resolution is one which is properly moved at the Class Meeting and is not mentioned below.

I/We hereby direct my/our proxy to vote on the resolution set out in the notice of the Class Meeting as follows:

Extraordinary Resolution:	For	Against
Approval of the passing of the resolution set out in the notice of the Extraordinary General Meeting of the Company to be held at the same place and on the same date as the Class Meeting and the variation of the rights attaching to the B Shares effected thereby

SIGNATURE (PLEASE SIGN IN BOX ABOVE) (Any one joint holder may sign)	DATE (PLEASE INSERT DATE IN BOX ABOVE)

EGM Attendance Card
The Separate General Meeting of the holders of B (restricted voting) Shares of £0.10 each in the capital of the Company (the "Class Meeting") will be held at the offices of Blackwell Publishing (Holdings) Limited at 9600 Garsington Road, Oxford OX4 2DQ on 22 December 2006 at 10.45 a.m. (or as soon thereafter as the court meeting of the holders of the subscriber shares of £1.00 each in the capital of the Company to be held at the same place on the same date has been concluded or adjourned).

If you wish to attend the Class Meeting, please detach and bring this Admission Card with you to the registration desk to validate your right to attend. If you are unable to present this card, or to provide acceptable evidence of identity, you may be refused entry to the Class Meeting. You are advised to arrive at least 15 minutes before the start of the Class Meeting to allow time for registration.

Notes:

1
Kindly note: This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon and is not transferable. The Company accepts no liability for any instruction that does not comply with these conditions.

2
A member who is unable to attend the Class Meeting is entitled to appoint a proxy, who need not be a member of the Company, to attend and vote in his or her place. Your proxy must attend the Class Meeting in person in order to represent you. If you wish to appoint someone other than the Chairman of the Class Meeting as your proxy, you should delete the words "the Chairman of the Class Meeting or" and write the name of your proxy in the space provided.

3
Your proxy will vote as you indicate overleaf. For any other business arising at the Class Meeting (including any proper procedural resolution not listed on the notice convening the Class Meeting) your proxy will vote or abstain at his or her discretion.

4
To be valid, this form must be returned to Manches LLP of 9400 Garsington Road, Oxford Business Park, Oxford OX4 2HN (marked for the attention of Patrick Baddeley) to be received by post or, during normal business hours, by hand by 10.45 a.m. on 20 December 2006 (or in the case of adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting), together with the power of attorney or authority (if any) under which it is signed or a notarially certified copy of such power or authority. Unless the Form of Proxy is received by the time noted above it will be invalid. If you wish, you may send the Form of Proxy in the pre-paid envelope provided. However, if the Form of Proxy is posted outside the United Kingdom you will need to insert the Form of Proxy in the envelope and pay the postage. Completion and return of the Form of Proxy will not prevent a member from attending and voting at the Class Meeting should he/she wish to do so.

5
In the case of joint holders, the vote of the senior joint holder who tenders a vote, whether in person or in proxy, shall be accepted to the exclusion of the votes of other joint holders. For this purpose, seniority shall be determined by the order in which the names stand in the register of members in respect of the joint holding.

6
In the case of a corporation, this form should be completed either under its common seal or under the hand of a duly authorised officer or under the hand of an attorney authorised for this purpose (stating the capacity under which he or she is authorised to sign).

7
Please note that entitlement to attend and vote at the Class Meeting or any adjournment thereof, and the number of votes which may be cast thereat, will be determined by reference to the register of members of the Company at 5.00 p.m. on 20 December 2006, or 5.00 p.m. on the second day before the hearing of such adjourned meeting, being not less than 48 hours before the time of the relevant meeting. In each case changes to the register of members after the relevant time shall be disregarded.

8
Any alterations made on the Form of Proxy must be initialled by the person who signs it.

BLACKWELL PUBLISHING (HOLDINGS) LIMITED
(the "Company")

FORM OF PROXY FOR USE AT THE EXTRAORDINARY GENERAL MEETING OF THE
COMPANY TO BE HELD ON FRIDAY 22 DECEMBER 2006 (THE "EGM")

Please read the notice of the EGM and the explanatory notes overleaf before completing this form.
I/We being (a) holder(s) of shares in the capital of the Company for the time being entitled to receive notice of, attend and vote at General Meetings of the Company appoint the Chairman of the EGM or

(see note 2 overleaf—do not insert your own name)

as my/our proxy to attend and vote on my/our behalf at the EGM of the Company to be held at the offices of the Company at 9600 Garsington Road, Oxford OX4 2DQ on 22 December 2006 at 10.50 a.m. (or as soon thereafter as the class meeting of the holders of the B (restricted voting) shares of £0.10 each in the capital of the Company to be held at the same place on the same date has been concluded or adjourned) and at any adjournment of the EGM. I/We would like my/our proxy to vote on the resolution to be proposed at the EGM as indicated on this form. Unless otherwise instructed, my/our proxy may vote as he or she sees fit or abstain in relation to any business of the EGM.

Note:    Please indicate with an X in the relevant space below how you wish your proxy to vote on the resolution to be proposed at the EGM. Your proxy will exercise his/her discretion as to how he/she votes or whether he/she abstains from voting on the resolution to be proposed or on any other business at the EGM (including amendments to the resolution) if either (a) no instruction is given in respect of the resolution or (b) the resolution is one which is properly moved at the EGM and is not mentioned below.

I/We hereby direct my/our proxy to vote on the resolution set out in the notice of the EGM as follows:

Special Resolution:	For	Against
Approval of the Scheme and the associated matters and the amendments to the articles of association of the Company in connection with the Scheme.

SIGNATURE (PLEASE SIGN IN BOX ABOVE) (Any one joint holder may sign)	DATE (PLEASE INSERT DATE IN BOX ABOVE)

EGM Attendance Card
The extraordinary general meeting (the "EGM") of the Company will be held at the offices of Blackwell Publishing (Holdings) Limited at 9600 Garsington Road, Oxford OX4 2DQ on 22 December 2006 at 10.50 a.m. (or as soon thereafter as the class meeting of the holders of the B (restricted voting) shares of £0.10 each in the capital of the Company to be held at the same place on the same date has been concluded or adjourned).

If you wish to attend the EGM, please detach and bring this Admission Card with you to the registration desk to validate your right to attend. If you are unable to present this card, or to provide acceptable evidence of identity, you may be refused entry to the EGM. You are advised to arrive at least 15 minutes before the start of the EGM to allow time for registration.

Notes:

1
Kindly note: This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon and is not transferable. The Company accepts no liability for any instruction that does not comply with these conditions.

2
A member who is unable to attend the EGM is entitled to appoint a proxy, who need not be a member of the Company, to attend and vote in his or her place. Your proxy must attend the EGM in person in order to represent you. If you wish to appoint someone other than the Chairman of the EGM as your proxy, you should delete the words "the Chairman of the EGM or" and write the name of your proxy in the space provided.

3
Your proxy will vote as you indicate overleaf. For any other business arising at the EGM (including any proper procedural resolution not listed on the notice convening the EGM) your proxy will vote or abstain at his or her discretion.

4
To be valid, this form must be returned to Manches LLP of 9400 Garsington Road, Oxford Business Park, Oxford OX4 2HN (marked for the attention of Patrick Baddeley) to be received by post or, during normal business hours, by hand by 10.50 a.m. on 20 December 2006 (or in the case of adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting), together with the power of attorney or authority (if any) under which it is signed or a notarially certified copy of such power or authority. Unless the Form of Proxy is received by the time noted above it will be invalid. If you wish, you may send the Form of Proxy in the pre-paid envelope provided. However, if the Form of Proxy is posted outside the United Kingdom you will need to insert the Form of Proxy in the envelope and pay the postage. Completion and return of the Form of Proxy will not prevent a member from attending and voting at the EGM should he/she wish to do so.

5
In the case of joint holders, the vote of the senior joint holder who tenders a vote, whether in person or in proxy, shall be accepted to the exclusion of the votes of other joint holders. For this purpose, seniority shall be determined by the order in which the names stand in the register of members in respect of the joint holding.

6
In the case of a corporation, this form should be completed either under its common seal or under the hand of a duly authorised officer or under the hand of an attorney authorised for this purpose (stating the capacity under which he or she is authorised to sign).

7
Please note that entitlement to attend and vote at the EGM or any adjournment thereof, and the number of votes which may be cast thereat, will be determined by reference to the register of members of the Company at 5.00 p.m. on 20 December 2006, or 5.00 p.m. on the second day before the hearing of such adjourned meeting, being not less than 48 hours before the time of the relevant meeting. In each case changes to the register of members after the relevant time shall be disregarded.

8
Any alterations made on the Form of Proxy must be initialled by the person who signs it.

BLACKWELL PUBLISHING (HOLDINGS) LIMITED
(the "Company")

FORM OF PROXY FOR USE AT THE COURT MEETING OF THE HOLDERS OF THE
SUBSCRIBER SHARES OF £1 EACH IN THE CAPITAL OF THE COMPANY TO BE HELD
ON FRIDAY 22 DECEMBER 2006 (THE "COURT MEETING")

                      IN THE HIGH COURT OF JUSTICE CHANCERY DIVISION COMPANIES COURT

                      IN THE MATTER OF BETTY AND IN THE MATTER OF THE COMPANIES ACT 1985

Please read the notice of the Court Meeting and the explanatory notes overleaf before completing this form.
I/We being (a) holder(s) of subscriber shares of £1.00 each in the capital of the Company ("Subscriber Shares") appoint the Chairman of the Court Meeting or

(see note 2 overleaf—do not insert your own name)

as my/our proxy to attend and vote on my/our behalf at the Court Meeting of the holders of the Subscriber Shares to be held at the offices of the Company at 9600 Garsington Road, Oxford OX4 2DQ at 10.40 a.m. on 22 December 2006 (or as soon thereafter as the court meeting of the holders of the B (restricted voting) shares of £0.10 each in the capital of the Company to be held at the same place on the same date has been concluded or adjourned) and at any adjournment thereof for the purpose of considering and, if thought fit, approving (with or without modification) the proposed scheme of arrangement referred to in the notice convening the Court Meeting (the "Scheme"). At the Court Meeting (or at any adjournment of the Court Meeting) the proxy is to vote for me/us and in my/our name(s) for the Scheme (either with or without modification as my/our proxy may approve) or against the Scheme as indicated below:

Important:    If you wish to vote for the Scheme you must SIGN YOUR NAME in the box marked "FOR the Scheme". If you wish to vote against the Scheme you must SIGN YOUR NAME in the box marked "AGAINST the Scheme".

FOR the Scheme (SIGN YOUR NAME)	OR	AGAINST the Scheme (SIGN YOUR NAME)

Dated this....................................................... day of................................................. 2006

Court Meeting Attendance Card
Please detach and bring this Admission Card with you if attending the Court Meeting to validate your right to attend. If you are unable to present this card, or to provide acceptable evidence of identity, you may be refused entry to the Court Meeting.

The Court Meeting will be held at the offices of Blackwell Publishing (Holdings) Limited at 9600 Garsington Road, Oxford OX4 2DQ at 10.40 a.m. on 22 December 2006 (or as soon thereafter as the court meeting of the holders of the B (restricted voting) shares of £0.10 each in the capital of the Company to be held at the same place on the same date has been concluded or adjourned).
You are advised to arrive at least 15 minutes before the start of the Court Meeting to allow time for registration.

Notes:

1
Kindly note: This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon and is not transferable. The Company accepts no liability for any instruction that does not comply with these conditions.

2
A member who is unable to attend the Court Meeting is entitled to appoint a proxy, who need not be a member of the Company, to attend and vote in his or her place. Your proxy must attend the Court Meeting in person in order to represent you. If you wish to appoint someone other than the Chairman of the Court Meeting as your proxy, you should delete the words "the Chairman of the Court Meeting or" and write the name of your proxy in the space provided.

3
Your proxy will vote as you indicate overleaf. For any other business arising at the Court Meeting (including any proper procedural resolution not listed on the notice convening the Court Meeting) your proxy will vote or abstain at his or her discretion.

4
To be valid, this form must be returned to Manches LLP of 9400 Garsington Road, Oxford Business Park, Oxford OX4 2HN (marked for the attention of Patrick Baddeley) to be received by post or, during normal business hours, by hand by 10.40 a.m. on 20 December 2006 (or in the case of adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting), together with the power of attorney or authority (if any) under which it is signed or a notarially certified copy of such power or authority. Unless the Form of Proxy is received by the time noted above it may be handed to the Chairman of the Court Meeting before the taking of a poll at the Court Meeting. If you wish, you may send the Form of Proxy in the pre-paid envelope provided. However, if the Form of Proxy is posted outside the United Kingdom you will need to insert the Form of Proxy in the envelope and pay the postage. Completion and return of the Form of Proxy will not prevent a member from attending and voting at the Court Meeting should he/she wish to do so.

5
In the case of joint holders, the vote of the senior joint holder who tenders a vote, whether in person or in proxy, shall be accepted to the exclusion of the votes of other joint holders. For this purpose, seniority shall be determined by the order in which the names stand in the register of members in respect of the joint holding.

6
In the case of a corporation, this form should be completed either under its common seal or under the hand of a duly authorised officer or under the hand of an attorney authorised for this purpose (stating the capacity under which he or she is authorised to sign).

7
The Court has specified that entitlements to attend and vote at the Court Meeting and the number of votes which may be cast thereat will be determined by reference to the register of members of the Company at 5.00 p.m. on 20 December 2006, or in the event that the Court Meeting is adjourned, the register of members as at 5.00 p.m. on the second day before the date of any adjourned meeting. In each case, changes to the register of members of the Company after such time will be disregarded.

8
Any alterations made on the Form of Proxy must be initialled by the person who signs it.

BLACKWELL PUBLISHING (HOLDINGS) LIMITED
(the "Company")

FORM OF PROXY FOR USE AT THE COURT MEETING OF THE HOLDERS OF THE B
(RESTRICTED VOTING) SHARES OF £0.10 EACH IN THE CAPITAL OF THE COMPANY TO
BE HELD ON FRIDAY 22 DECEMBER 2006 (THE "COURT MEETING")

                      IN THE HIGH COURT OF JUSTICE CHANCERY DIVISION COMPANIES COURT

                      IN THE MATTER OF BETTY AND IN THE MATTER OF THE COMPANIES ACT 1985

Please read the notice of the Court Meeting and the explanatory notes overleaf before completing this form.
I/We being (a) holder(s) of B (restricted voting) shares of £0.10 each in the capital of the Company ("B Shares") appoint the Chairman of the Court Meeting or

(see note 2 overleaf—do not insert your own name)

as my/our proxy to attend and vote on my/our behalf at the Court Meeting of the holders of the B Shares to be held at the offices of the Company at 9600 Garsington Road, Oxford OX4 2DQ at 10.35 a.m. on 22 December 2006 (or as soon thereafter as the court meeting of the holders of the A (voting) shares of £0.10 each in the capital of the Company to be held at the same place on the same date has been concluded or adjourned) and at any adjournment thereof for the purpose of considering and, if thought fit, approving (with or without modification) the proposed scheme of arrangement referred to in the notice convening the Court Meeting (the "Scheme"). At the Court Meeting (or at any adjournment of the Court Meeting) the proxy is to vote for me/us and in my/our name(s) for the Scheme (either with or without modification as my/our proxy may approve) or against the Scheme as indicated below:

Important:    If you wish to vote for the Scheme you must SIGN YOUR NAME in the box marked "FOR the Scheme". If you wish to vote against the Scheme you must SIGN YOUR NAME in the box marked "AGAINST the Scheme".

FOR the Scheme (SIGN YOUR NAME)	OR	AGAINST the Scheme (SIGN YOUR NAME)

Dated this....................................................... day of................................................. 2006

Court Meeting Attendance Card
Please detach and bring this Admission Card with you if attending the Court Meeting to validate your right to attend. If you are unable to present this card, or to provide acceptable evidence of identity, you may be refused entry to the Court Meeting.

The Court Meeting will be held at the offices of Blackwell Publishing (Holdings) Limited at 9600 Garsington Road, Oxford OX4 2DQ at 10.35 a.m. on 22 December 2006 (or as soon thereafter as the court meeting of the holders of the A (voting) shares of £0.10 each in the capital of the Company to be held at the same place on the same date has been concluded or adjourned).
You are advised to arrive at least 15 minutes before the start of the Court Meeting to allow time for registration.

Notes:

1
Kindly note: This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon and is not transferable. The Company accepts no liability for any instruction that does not comply with these conditions.

2
A member who is unable to attend the Court Meeting is entitled to appoint a proxy, who need not be a member of the Company, to attend and vote in his or her place. Your proxy must attend the Court Meeting in person in order to represent you. If you wish to appoint someone other than the Chairman of the Court Meeting as your proxy, you should delete the words "the Chairman of the Court Meeting or" and write the name of your proxy in the space provided.

3
Your proxy will vote as you indicate overleaf. For any other business arising at the Court Meeting (including any proper procedural resolution not listed on the notice convening the Court Meeting) your proxy will vote or abstain at his or her discretion.

4
To be valid, this form must be returned to Manches LLP of 9400 Garsington Road, Oxford Business Park, Oxford OX4 2HN (marked for the attention of Patrick Baddeley) to be received by post or, during normal business hours, by hand by 10.35 a.m. on 20 December 2006 (or in the case of adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting), together with the power of attorney or authority (if any) under which it is signed or a notarially certified copy of such power or authority. Unless the Form of Proxy is received by the time noted above it may be handed to the Chairman of the Court Meeting before the taking of a poll at the Court Meeting. If you wish, you may send the Form of Proxy in the pre-paid envelope provided. However, if the Form of Proxy is posted outside the United Kingdom you will need to insert the Form of Proxy in the envelope and pay the postage. Completion and return of the Form of Proxy will not prevent a member from attending and voting at the Court Meeting should he/she wish to do so.

5
In the case of joint holders, the vote of the senior joint holder who tenders a vote, whether in person or in proxy, shall be accepted to the exclusion of the votes of other joint holders. For this purpose, seniority shall be determined by the order in which the names stand in the register of members in respect of the joint holding.

6
In the case of a corporation, this form should be completed either under its common seal or under the hand of a duly authorised officer or under the hand of an attorney authorised for this purpose (stating the capacity under which he or she is authorised to sign).

7
The Court has specified that entitlements to attend and vote at the Court Meeting and the number of votes which may be cast thereat will be determined by reference to the register of members of the Company at 5.00 p.m. on 20 December 2006, or in the event that the Court Meeting is adjourned, the register of members as at 5.00 p.m. on the second day before the date of any adjourned meeting. In each case, changes to the register of members of the Company after such time will be disregarded.

8
Any alterations made on the Form of Proxy must be initialled by the person who signs it.

BLACKWELL PUBLISHING (HOLDINGS) LIMITED
(the "Company")

FORM OF PROXY FOR USE AT THE COURT MEETING OF THE HOLDERS OF THE A
(VOTING) SHARES OF £0.10 EACH IN THE CAPITAL OF THE COMPANY TO BE HELD ON
FRIDAY 22 DECEMBER 2006 (THE "COURT MEETING")

                      IN THE HIGH COURT OF JUSTICE CHANCERY DIVISION COMPANIES COURT

                      IN THE MATTER OF BETTY AND IN THE MATTER OF THE COMPANIES ACT 1985

Please read the notice of the Court Meeting and the explanatory notes overleaf before completing this form.
I/We being (a) holder(s) of A (voting) shares of £0.10 each in the capital of the Company ("A Shares") appoint the Chairman of the Court Meeting or

(see note 2 overleaf—do not insert your own name)

as my/our proxy to attend and vote on my/our behalf at the Court Meeting of the holders of the A Shares to be held at the Company at 9600 Garsington Road, Oxford OX4 2DQ at 10.30 a.m. on 22 December 2006 and at any adjournment thereof for the purpose of considering and, if thought fit, approving (with or without modification) the proposed scheme of arrangement referred to in the notice convening the Court Meeting (the "Scheme"). At the Court Meeting (or at any adjournment of the Court Meeting) the proxy is to vote for me/us and in my/our name(s) for the Scheme (either with or without modification as my/our proxy may approve) or against the Scheme as indicated below:

Important:    If you wish to vote for the Scheme you must SIGN YOUR NAME in the box marked "FOR the Scheme". If you wish to vote against the Scheme you must SIGN YOUR NAME in the box marked "AGAINST the Scheme".

FOR the Scheme (SIGN YOUR NAME)	OR	AGAINST the Scheme (SIGN YOUR NAME)

Dated this....................................................... day of................................................. 2006

Court Meeting Attendance Card
Please detach and bring this Admission Card with you if attending the Court Meeting to validate your right to attend. If you are unable to present this card, or to provide acceptable evidence of identity, you may be refused entry to the Court Meeting.
The Court Meeting will be held at the offices of Blackwell Publishing (Holdings) Limited at 9600 Garsington Road, Oxford OX4 2DQ at 10.30 a.m. on 22 December 2006.
You are advised to arrive at least 15 minutes before the start of the Court Meeting to allow time for registration.

Notes:

1
Kindly note: This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon and is not transferable. The Company accepts no liability for any instruction that does not comply with these conditions.

2
A member who is unable to attend the Court Meeting is entitled to appoint a proxy, who need not be a member of the Company, to attend and vote in his or her place. Your proxy must attend the Court Meeting in person in order to represent you. If you wish to appoint someone other than the Chairman of the Court Meeting as your proxy, you should delete the words "the Chairman of the Court Meeting or" and write the name of your proxy in the space provided.

3
Your proxy will vote as you indicate overleaf. For any other business arising at the Court Meeting (including any proper procedural resolution not listed on the notice convening the Court Meeting) your proxy will vote or abstain at his or her discretion.

4
To be valid, this form must be returned to Manches LLP of 9400 Garsington Road, Oxford Business Park, Oxford OX4 2HN (marked for the attention of Patrick Baddeley) to be received by post or, during normal business hours, by hand by 10.30 a.m. on 20 December 2006 (or in the case of adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting), together with the power of attorney or authority (if any) under which it is signed or a notarially certified copy of such power or authority. Unless the Form of Proxy is received by the time noted above it may be handed to the Chairman of the Court Meeting before the taking of a poll at the Court Meeting. If you wish, you may send the Form of Proxy in the pre-paid envelope provided. However, if the Form of Proxy is posted outside the United Kingdom you will need to insert the Form of Proxy in the envelope and pay the postage. Completion and return of the Form of Proxy will not prevent a member from attending and voting at the Court Meeting should he/she wish to do so.

5
In the case of joint holders, the vote of the senior joint holder who tenders a vote, whether in person or in proxy, shall be accepted to the exclusion of the votes of other joint holders. For this purpose, seniority shall be determined by the order in which the names stand in the register of members in respect of the joint holding.

6
In the case of a corporation, this form should be completed either under its common seal or under the hand of a duly authorised officer or under the hand of an attorney authorised for this purpose (stating the capacity under which he or she is authorised to sign).

7
The Court has specified that entitlements to attend and vote at the Court Meeting and the number of votes which may be cast thereat will be determined by reference to the register of members of the Company at 5.00 p.m. on 20 December 2006, or in the event that the Court Meeting is adjourned, the register of members as at 5.00 p.m. on the second day before the date of any adjourned meeting. In each case, changes to the register of members of the Company after such time will be disregarded.

8
Any alterations made on the Form of Proxy must be initialled by the person who signs it.

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IMPORTANT NOTICE
CONTENTS
EXPECTED TIMETABLE OF PRINCIPAL EVENTS
ACTION TO BE TAKEN
PART I LETTER FROM THE CHAIRMAN OF BLACKWELL PUBLISHING
RECOMMENDED PROPOSALS FOR THE ACQUISITION OF BLACKWELL PUBLISHING BY WILEY EUROPE
PART II EXPLANATORY STATEMENT ( in compliance with section 426 of the Companies Act)
RECOMMENDED PROPOSALS FOR THE ACQUISITION OF BLACKWELL PUBLISHING BY WILEY EUROPE
PART III CONDITIONS TO THE IMPLEMENTATION OF THE PROPOSALS
PART IV FINANCIAL INFORMATION ON BLACKWELL PUBLISHING
GROUP PROFIT AND LOSS ACCOUNT for the year ended 31 December 2005
GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES for the year ended 31 December 2005
RECONCILIATION OF SHAREHOLDERS' FUNDS
GROUP AND COMPANY BALANCE SHEET at 31 December 2005
GROUP STATEMENT OF CASH FLOWS for the year ended 31 December 2005
RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS
PART V ADDITIONAL INFORMATION
PART VI THE SCHEME OF ARRANGEMENT
IN THE MATTER OF BLACKWELL PUBLISHING (HOLDINGS) LIMITED and IN THE MATTER OF THE COMPANIES ACT 1985 SCHEME OF ARRANGEMENT (UNDER SECTION 425 OF THE COMPANIES ACT 1985) between BLACKWELL PUBLISHING (HOLDINGS) LIMITED and THE SCHEME SHAREHOLDERS (as hereinafter defined)
PART VII UNITED KINGDOM TAXATION
PART VIII SOURCES AND BASES
PART IX DEFINITIONS
PART X NOTICE OF COURT MEETINGS
IN THE MATTER OF BLACKWELL PUBLISHING (HOLDINGS) LIMITED and IN THE MATTER OF THE COMPANIES ACT 1985
PART XI NOTICE OF CLASS MEETING of BLACKWELL PUBLISHING (HOLDINGS) LIMITED (Incorporated in England with registered number 3162848)
EXTRAORDINARY RESOLUTION
PART XII NOTICE OF EXTRAORDINARY GENERAL MEETING of BLACKWELL PUBLISHING (HOLDINGS) LIMITED (Incorporated in England with registered number 3162848)
SPECIAL RESOLUTION